UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Regis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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REGIS

2024

PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING

LETTER FROM THE CHAIRMAN AND CEO
Dear Regis shareholders, employees, franchisees, vendors, and customers,
Fiscal 2024 was a year in which we delivered several key milestones that changed the trajectory of Regis, putting the company back on a solid financial foundation and setting the stage for future growth. Most notably, we delivered a successful refinancing that reduced our indebtedness by more than $80 million, saving us approximately $7 million in cash interest annually, and extended our maturity from what was August 2025 to June 2029. This refinancing transformed and right sized the company’s balance sheet and leverage profile, with our leverage as of June 30, 2024, at a manageable 4.5x debt to adjusted EBITDA versus what was close to 8.0x debt to adjusted EBITDA at the beginning of June 2024.
The benefit of this key milestone goes beyond financial. We have removed a major distraction to our employees, franchisees, and shareholders. Importantly, management now has increased bandwidth to focus solely on the strategy and execution to grow the business itself alongside our franchisees. We cannot stress this point enough, as the time, energy, focus, and constraints of navigating our previous capital structure were extraordinary. We can say with confidence this is truly a new day and chapter for Regis in which we can finally operate as a true franchisor, as was intended all along when Regis set out on that journey to shift the business model seven years ago. This is a major step for Regis—and all our stakeholders—on our path to sustainable, long-term growth and value creation.
In addition to the refinancing, we continued to deliver operating metrics that demonstrate further progress in stabilizing and growing the business. We delivered same-store sales, operating income, net income, and adjusted EBITDA growth. From an adjusted EBITDA perspective, we delivered $25.9 million in fiscal 2024 – a long way from a loss of $79 million in fiscal 2021. We continued to reduce our cash use and are poised to drive profitability growth and return to cash flow generation in fiscal 2025 for the first time in years.
In connection with this fresh start for the business and results, we are asking for shareholder support to approve a replenishment of our long-term equity plan (Item 4), as we exhausted our ability to grant any meaningful equity awards to key employees last year and intentionally waited until a successful outcome from our strategic alternatives process before making this request. We believe that reintroducing a long-term equity component to our compensation program is critical to retain key employees who are needed to execute our go-forward strategy.
We have an exciting road ahead with plans in place that we believe will functionally improve our business operations, in addition to the work we are putting in to take a longer-term view on how we will further solidify our position in the market, increase our franchisees’ profitability, and win. The execution-readiness of Regis and our franchisees is the strongest it has been in years, having fully completed the journey to consolidate our system onto one technology platform that will unlock our digital and personalized marketing efforts, in addition to the roll out of brand standards. Our financial position will be further bolstered by the proceeds we are expecting from our technology transition efforts, in addition to the recent rebalancing of our organization to further align with our current size and business model that will result in significant cost savings. These expected proceeds and savings can now go towards a capital allocation strategy to accelerate growth, another initiative that could not have been contemplated under our previous capital structure.
The Board is executing succession plans for the Chair of the Board role and elected Michael Merriman to serve as Chair of the Board effective at the annual meeting. The Board wishes to recognize David Grissen, who is not standing for re-election, for his more than ten years of service on the Board, including as Chair of the Board for the last three years. Mr. Merriman has served on the Board since 2011, including as Chair of the Audit Committee, and is well positioned to assume the role of Chair of the Board.
While the journey ahead won’t be linear, and much work remains to continue to address the broader macro environment and changing consumer landscape, you should know and trust that we are going to put the same relentless effort into the continued growth of our brands and franchisees’ businesses that we have over the last several years that enabled Regis to reach this milestone inflection point.
Thank you for your investment and continued support of Regis.

Sincerely,

David Grissen	Matthew Doctor
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Regis Corporation:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Regis Corporation (referred to as “we,” “us,” “our,” “Regis,” and the “Company”) will be held on November 6, 2024, commencing at 9:00 a.m. Central Time. The Annual Meeting will be conducted completely as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/RGS2024. The purposes of the meeting are:

✔	To elect the seven directors listed in this Proxy Statement to serve for a one-year term and until their successors are elected and qualified;
✔	To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal);
✔	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2024;
✔	To approve the Amended and Restated 2018 Long Term Incentive Plan; and
✔	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Only holders of record of our common stock at the close of business on September 9, 2024 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. We are providing our proxy materials, which include our Notice and Proxy Statement and Annual Report, to such holders of record of our common stock beginning on or about September 26, 2024.

Whether or not you plan to participate in the Annual Meeting, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign, and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless participate in the Annual Meeting, you may revoke your proxy and vote your shares electronically during the Annual Meeting.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted. If you plan to vote your shares during the Annual Meeting, you will need the 16-digit control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts.

By Order of the Board of Directors,

Kersten D. Zupfer
Chief Financial Officer
September 26, 2024

Important Note about Reverse Stock Split
On November 29, 2023, we effected a reverse stock split at a ratio of 1-for-20 (the “Reverse Stock Split”) of our common stock. In connection with the Reverse Stock Split, every 20 shares of common stock issued and outstanding were converted into one share of common stock. Unless otherwise indicated, all historical share and per share amounts for periods prior to the Reverse Stock Split in this Proxy Statement have been adjusted to reflect the Reverse Stock Split. Proportionate adjustments were made to the number of shares of common stock underlying all outstanding equity awards, as well as any exercise price for such awards, and the number of shares of common stock reserved for issuance under our 2018 Long Term Plan and our Stock Purchase Plan.

ITEM 1: ELECTION OF DIRECTORS

The Board unanimously recommends that you vote FOR the election of each of the director nominees.

The Board unanimously recommends that you vote FOR the election of each of the director nominees below.
Seven directors are to be elected at the annual meeting of shareholders to be held on November 6, 2024 (the “Annual Meeting”), each to hold office for one year until the 2025 annual meeting of shareholders and until their successors are elected and qualified. The Board currently consists of eight directors, one of whom, Mr. David Grissen, is not seeking re-election to the Board when his term ends at the Annual Meeting. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the seven persons named below for election as directors. Each of the Board’s nominees is standing for re-election by the shareholders at the Annual Meeting, and each nominee has consented to serve if elected.
In determining to nominate Messrs. Mark Light and Michael Merriman and Ms. Ann Rhoades for re-election, the Board considered that Mr. Light has already served 11 years at the time of re-election, Mr. Merriman had already served 13 years at the time of re-election, and Ms. Rhoades was 79 years old and, therefore, all three directors were required under our Corporate Governance Guidelines to offer to not stand for re-election. The Board considered Mr. Light’s significant contributions to the Board, including his service as the Chair of the Nominating and Corporate Governance Committee and his continued high level of involvement with the Board and the Company, and determined to nominate Mr. Light for re-election. The Board considered Mr. Merriman’s significant contributions to the Board, including his service as the Chair of the Audit Committee and his continued high level of involvement with the Board and the Company, and determined to nominate Mr. Merriman for re-election. The Board considered Ms. Rhoades’ significant contributions to the Board, including her service as the Chair of the Compensation Committee, her oversight of matters relating to the culture among the Company’s workforce and her continued high level of involvement with the Board and the Company, and determined to nominate Ms. Rhoades for re-election. In the case of all three of these directors the Board also considered the current state of the Company’s business and the involvement that each of these directors has in overseeing the execution of our current strategy of supporting our franchisees and determined that the organization would benefit from their continued service at this time.
If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to the Company will be voted for such substitute nominees. If the Nominating and Corporate Governance Committee designates any substitute nominees, the Company will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by Securities and Exchange Commission (“SEC”) rules.
2024 PROXY STATEMENT | 1

ELECTION OF DIRECTORS

Who We Are
Lockie Andrews Founder, Chief Executive Officer, and Managing Partner of Catalyst Consulting Independent Director since 2021 Age: 51 Board committees • Audit • Nominating and Corporate Governance	Career Highlights

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Founder, Chief Executive Officer, and Managing Partner of Catalyst Consulting, a boutique advisory firm specializing in growth marketing strategy and digital transformation in the retail, fashion, and direct-to-consumer space since May 2007, where she takes on short-term leadership roles within her clients’ organizations, including serving as:

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Chief Executive Officer of RICH Hair Care USA, an affordable luxury haircare company since January 2021

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Chief Growth Officer at Pura Vida, a jewelry retailer, from May 2022 to September 2022

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Head of eCommerce and Digital Operations at Party City, a vertically integrated retailer, from May 2021 to January 2022

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Chief Information Officer and Chief Digital Officer, UNTUCKit, an omnichannel retail brand, from 2018 to April 2021

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Previously served as an operating partner advisor to portfolio companies of Sun Capital, Marlin Equity, Brightwood Capital, and Shamrock Capital

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Served in various leadership roles at Nora Gardner, Tadashi, Liz Claiborne (Kate Spade), and Alvarez & Marsal’s Retail Consulting Practice

Skills / Experience

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Experience assisting companies such as Nike, Lane Bryant, and ANINE BING in areas such as strategy, innovation, technology, digital marketing, analytics, revenue enhancement, and operational improvement

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Led digital transformation efforts, including leveraging technology and artificial intelligence to enhance marketing, stores, ecommerce, supply chain, creative, analytics, finance, and operations

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Led engagements in strategy, innovation, and capital-raising

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Experience as an investment banker

Education
MBA, Harvard Business School BS, Finance, Georgetown University
Also...

Lockie serves as a Board Member of the National Academy of Design and she is also the fashion sector co-lead of the Harvard Business School Alumni Angels of NYC and co-VP of Programming at the Harvard Business School Club of New York. And, given her passion for the arts, Lockie joined the Friends of Education at the Museum of Modern Art of NYC to support artists from historically under-represented communities. Lockie has also served as an Advisory Board Member to The Beckway Group since 2021.

Lockie founded Catalyst Cares, a nonprofit leveraging the arts to combat poverty and obesity among youth in low-income communities.

Other Public Boards
None

2 |

ELECTION OF DIRECTORS

Nancy Benacci Former Head of Equity Research, KeyBanc Capital Markets Independent Director since 2023 Age: 69 Board committees • Audit, ACFE	Career Highlights

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Head of Equity Research for KeyBanc Capital Markets, a subsidiary of KeyCorp, one of the nation’s largest bank-based financial services companies, from 2004 until her retirement in 2019. As Head of Equity Research, she directed a sell-side equity research group of more than 100 individuals covering 600 public companies in a variety of industries

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Sell-side Analyst at KeyBanc Capital Markets, from 1989 through 2004, where she provided research coverage on companies in the property casualty and life insurance sectors

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Started her investment career with National City Bank then moved to Eaton Corporation as an analyst and pension fund manager before joining KeyBanc Capital Markets in 1989

Skills / Experience

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Financial expertise and contributes valuable perspective on the investment analyst community and capital markets

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Extensive leadership skills, including strategy development, revenue and market share growth and business transformation

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Experienced in governance and compliance

Education
MBA, Case Western Reserve – Weatherhead School of Management BS, Business Administration, John Carroll University
Also...

Ms. Benacci is a Chartered Financial Analyst and is NACD Directorship Certified. She is certified in Cybersecurity Oversight by Carnegie Mellon University’s Software Engineering Institute. She also serves on nonprofit boards benefiting cancer patients and student scholarships.

Other Public Boards
• Cincinnati Financial Corporation (since 2020) • The Payden & Rygel Investment Group (since December 2023)

2024 PROXY STATEMENT | 3

ELECTION OF DIRECTORS

Matthew Doctor President and Chief Executive Officer, Regis Corporation Director since 2022 Age: 37 Board committees • None	Career Highlights

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President and Chief Executive Officer at Regis Corporation, since May 2022

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Interim Chief Executive Officer at Regis Corporation, from December 2021 to May 2022

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Executive Vice President, Chief Strategy Officer at Regis Corporation, from February 2021 to December 2021, prior to which he served as a consultant to Regis Corporation, since December 2020

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Partner and Chief Financial Officer for Kava Restaurants, a Tim Hortons® franchisee, from May 2018 to December 2020

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Held positions of increasing responsibility at Restaurant Brands International, a franchisor of Burger King®, Tim Hortons, and Popeyes® restaurant companies, from June 2014 to April 2017

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Started career as investment banker at J.P. Morgan

Skills / Experience

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Leadership experience with franchise businesses (both as franchisor and franchisee), including expertise in strategy and brand development, unit count growth, finance, and operations

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Finance experience as an investment banker

Education
BBA with Distinction, Emory University’s Goizueta Business School
Also...

Before joining Regis, Matt gained international work experience in Asia, Europe, and Canada, when he led mergers and acquisitions for Burger King and development efforts for Tim Hortons. During his international travels, Matt had the opportunity to explore many countries and immerse himself in its culture, history/heritage, and food.

Other Public Boards
None

4 |

ELECTION OF DIRECTORS

Mark S. Light Executive Chairman, Bedrock Manufacturing Independent Director since 2013 Age: 62 Board committees • Compensation • Nominating and Corporate Governance, Chair	Career Highlights

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In 1978, joined Signet Jewelers, the world’s largest retailer of diamond jewelry (with over 3,500 stores including Kay Jewelers, Zales, Jared The Galleria of Jewelry, H. Samuel, Ernest Jones, Peoples, and Piercing Pagoda) operating in North America and the United Kingdom

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Chief Executive Officer and Director of Signet Jewelers from November 2014 until his retirement in July 2017

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Held various management positions while at Sterling Jewelers, Signet’s main US business, including President and Chief Operating Officer, Executive Vice President of Operations, and Division President

Skills / Experience

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Led an international sales team to deliver a superior customer experience

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Led the development of start-up retail jewelry brand, Jared the Galleria of Jewelry to over $1 billion in annual revenue in 2017

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Led and managed many acquisitions while integrating synergies

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Led in the acquisition and integration of a large diamond-cutting factory in Botswana, Africa

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Led in the development of several exclusive international jewelry product brands such as Open Hearts by Jane Seymour, Neil Lane Bridal, and the Ever Us Two Stone collection to name a few

Education
Kent State University and Ohio University
Also...

When Mark became Head of Sterling, he oversaw a tripling of the unit’s sales.

In his time at Signet, he oversaw a successful acquisition and integration of Zales, expanded its outlet channel by acquiring Ultra, made significant progress on the company’s OmniChannel strategy, realigned the organization structure, and re-engineered and stabilized its ecommerce platform.

Mark is the Chairman of the Board of Directors of Bedrock Manufacturing, which is the parent of two iconic American brands, Shinola and Filson.

Other Public Boards
Former • Signet Jewelers Limited (2014 – 2017)

2024 PROXY STATEMENT | 5

ELECTION OF DIRECTORS

Michael Mansbach Founder of Granite Stairway Advisors LLC Independent Director since 2021 Age: 56 Board committees • Compensation	Career Highlights

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Founder of Granite Stairway Advisors LLC, an executive consulting services firm, since July 2020

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Co-founder and partner of Apex Perspectives, LLC, a consulting firm, from June 2020 to February 2023

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President, MINDBODY, Inc., a technology platform for the fitness, beauty, and wellness service industries, from June 2017 until its acquisition by Vista Equity Partners in April 2019

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President, Blue Jeans Network, Inc., a cloud-based video communications company, from November 2015 to February 2017

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President, PunchTab, Inc., an engagement and insights platform, from September 2014 until its acquisition by Walmart Labs in September 2015

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Senior management positions at Citrix, a business mobility and security software firm, from November 2004 to April 2014

Skills / Experience

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Expertise in creating global scale, building connected teams, market category leadership, and enterprise value

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Revenue growth and retention, go-to-market strategy, M&A, debt/cash/budget management, product strategy and marketing, sales strategy and process, demand generation, market positioning, international expansion, and leadership development

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Senior marketing positions at SeeBeyond and SeeCommerce

Education
MA, International Economics, European Area Studies, The Johns Hopkins University – Paul H. Nitze School of Advanced International Studies
Also...

Mike is passionate about helping kids understand the power of giving. His family has developed an annual fundraiser partnering with the Santa Barbara Triathlon for the Foodbank of Santa Barbara County to raise awareness of hunger issues facing children. He also developed and launched the Saturday Family Day program targeting youth volunteers. To date, 1,000+ children have participated.

Other Public Boards
None

6 |

ELECTION OF DIRECTORS

Michael J. Merriman Consumer Products Consultant Independent Director since 2011 Age: 68 Board committees • Audit, ACFE, Chair • Compensation	Career Highlights

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Consumer Products Consultant, since 2008

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Operating Advisor at Resilience Capital Partners, LLC, a private equity firm, from 2008 to 2017

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Chief Executive Officer, The Lamson & Sessions Co., from November 2006 until sale in November 2007

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SVP & Chief Financial Officer, American Greetings Corporation, from September 2005 to November 2006

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President & CEO, Royal Appliance Mfg. Co., from 1995 to 2004

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Chief Financial Officer, Royal Appliance Mfg. Co., from 1992 to 1995

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Audit Partner, Arthur Andersen & Co., from 1990 to 1992

Skills / Experience

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Public company CEO leadership experience

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Consumer product sales and marketing direct to consumer, as well as to big box retailers including Walmart

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M&A experience including the sale of both public and private companies

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Public accounting experience

Education
BS, Business Administration, John Carroll University
ALSO...
Michael was named CEO of Royal Appliance Manufacturing at 39, after joining the company as CFO three years earlier.
Other Public Boards
• Nordson Corporation (since 2008), Chairman of the Compensation Committee (since March 2024), Chairman of the Board (February 2018 – March 2024), Audit Committee Chair (2012 – 2018)
Former

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OMNOVA Solutions Inc. (2008 – 2020), Nominating & Corporate Governance Committee Chair

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Invacare Corporation (2014 – 2018, 2022 – 2023)

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American Greetings Corporation (2006 – 2013)

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RC2 Corporation (2004 – 2011)

2024 PROXY STATEMENT | 7

ELECTION OF DIRECTORS

M. Ann Rhoades President, People Ink, Inc. Independent Director since 2015 Age: 79 Board committees • Audit • Compensation, Chair	Career Highlights

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President, People Ink, Inc., a human resources consulting firm, since 1999

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Executive Vice President, People, JetBlue Airways, from 1999 to 2002

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Executive Vice President, Team Services, Promus Hotel/DoubleTree Hotels Corporation, from 1995 to 1999

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Vice President, People, Southwest Airlines, from 1989 to 1995

Skills / Experience
• Human resources experience • Consumer experience
EDUCATION
MBA, The University of New Mexico
ALSO...

Ann built a hiring model to get high-performance outcomes based in hiring according to values that helped create JetBlue and Southwest Airlines’ well-regarded cultures.

Author of Built on Values, Creating an Enviable Culture That Outperforms the Competition.

Flew in an F-16 at 9.1Gs.

Other Public Boards
• Nexphase Capital (since 2015)
Former • JetBlue Airways (2001 – 2015), Compensation Committee Chair • P.F. Chang’s China Bistro, Inc. (2003 – 2012), Compensation Committee Chair • Restoration Hardware (1999 – 2001, 2005 – 2009)

8 |

How We Govern the Company
How We Govern the Company
We believe that how we govern ourselves is as important as the corporate governance that sets guidance and parameters for the Company more generally. This is a summary of some of our key Board governance provisions. More information can be found on our website at www.regiscorp.com, and in the next section summarizing some of the key provisions that apply more broadly to the Company. Our compensation governance provisions can be found in the Compensation Discussion and Analysis section of this Proxy Statement.
All our directors, except our President and Chief Executive Officer, are independent. We provide a description of the Board’s independence standards below. Under these standards, the Board has determined that each director, with the exception of Mr. Doctor, our President and Chief Executive Officer, is independent. Accordingly, a supermajority of our Board is independent.
Leadership Structure of the Company. The Board elects the Chair of the Board and the Chief Executive Officer, and it has determined that these two roles should be held by separate individuals to enhance the Board’s oversight of management and to allow the Chief Executive Officer to focus primarily on management responsibilities. Our current Board leadership structure provides effective and independent oversight of management and the Company.
We have an independent Chair of the Board. The Chair of the Board, Mr. Grissen, is an independent director who has served on the Board for the last 11 years. Mr. Grissen is not seeking re-election to the Board at the Annual Meeting. The Board has elected Mr. Merriman, an independent director who has served on the Board for the last 13 years, to succeed Mr. Grissen as Chair of the Board after Mr. Grissen’s term ends at the Annual Meeting.
All our directors stand for election every year.
Special meetings. Shareholders holding 10% or more of our outstanding stock have the right to call a special meeting of shareholders.
Board and Board committee meeting attendance. The Board met six times in fiscal 2024. Each of the then-serving directors attended, in person or virtually, at least 75% of the seven meetings of the Board and the meetings of the Board committees on which each director served during fiscal 2024.
Annual meeting attendance. The Board does not have a formal policy relating to Board members’ attendance at annual shareholder meetings. Our directors are, however, encouraged to attend these meetings and all of the then-serving directors attended the virtual 2023 annual shareholders meeting.
The Board has a majority voting standard. Incumbent directors who do not receive a majority of votes cast must tender their resignation to the Board for review. Our Corporate Governance Guidelines further provide that if the Board decides not to accept a director’s resignation in such circumstances, then it will disclose its reasons.
Director stock ownership. Our directors are required to hold all common stock they receive as part of their Board compensation until they cease to serve as directors.
Age and tenure provisions. Our Corporate Governance Guidelines contain both age and tenure provisions.
Overboarding. Our Corporate Governance Guidelines contain provisions related to limiting its directors’ service on other boards of directors.
Director evaluations. Our Corporate Governance Guidelines contain provisions requiring annual Board evaluations.
Director orientation and education. Directors receive orientation overseen by the Board and the Nominating and Corporate Governance Committee and are supported in obtaining continuing director education.
Executive sessions. Our Board has a policy of conducting executive sessions of the independent directors in connection with each regularly scheduled Board meeting.
Communicating with the Board. Our directors value and seek input from a wide variety of sources to inform their work and provide shareholders the opportunity to communicate with them directly. Our directors especially value input from shareholders who have a financial stake in the caliber of their input and who work in settings likely to provide access to interesting insights. Shareholders and other interested parties who wish to contact the Board, any individual director, or the independent directors as a group, are welcome to do so by writing to our Chief Financial Officer at the following address: Regis Corporation,
2024 PROXY STATEMENT | 9

How We Govern the Company
3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. Comments or questions regarding our accounting, internal controls, or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.
The Board’s role in risk oversight. One of the key responsibilities of the Board is to develop a strategic direction for the Company and to provide management oversight for the execution of that strategy. The Board regularly reviews information regarding the Company’s financial, strategic, and operational issues, as well as the risks associated with each. The Board also oversees the Company’s Data Security Incident Response Plan, which serves as a Company-wide guide to facilitate a systematic response to security incidents and is designed to prevent or minimize disruption of critical information systems, to minimize loss or theft of sensitive or critical information, and to quickly and efficiently remediate and recover from security events. While the Board has overall responsibility for risk management, each of the Board committees has supporting responsibility for risk management and makes periodic updates to the full Board. Their specific areas of responsibility are:
•
The Audit Committee discusses and approves policies with respect to risk assessment and risk management. The Audit Committee oversees the management of financial risks and monitors management’s responsibility to identify, assess, and manage risks. The Audit Committee is also responsible for overseeing risks relating to cybersecurity.

•	The Compensation Committee is responsible for overseeing our executive compensation programs and reviewing risks relating to our overall compensation plans and arrangements.
•
The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest pursuant to our Code of Business Conduct and Ethics (the “Code of Ethics”) and reviews governance and compliance issues with a view to managing associated risks.

•
While each Board committee is responsible for regularly reviewing, evaluating, and overseeing the management of such risks, the Board is regularly informed of such risks through committee reports. In addition, the Board and the Board committees receive regular reports from the Company’s Chief Financial Officer, Executive and Senior Vice Presidents, and other personnel with roles in managing risks. The Compensation Committee is also advised by its independent compensation consultant, which periodically reviews the risks relating to the Company’s compensation practices. The Company’s leadership team meets with the legal department and head of Internal Audit to discuss and evaluate risks applicable to the Company.

Director Independence. Pursuant to our Corporate Governance Guidelines, a majority of the Board must be independent in accordance with the requirements of the Nasdaq Stock Market (“Nasdaq”) corporate governance rules.
Director nomination process. The Nominating and Corporate Governance Committee is responsible for screening and recommending for nomination director candidates to the full Board. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders, provided that, proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Nominating and Corporate Governance Committee will also engage an independent third-party search firm. The Nominating and Corporate Governance Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Generally, to be considered for nomination, a candidate must have:
•	High professional and personal ethics and values;
•	A strong record of significant leadership and meaningful accomplishments in his or her field;
•	Broad experience;
•	The ability to think strategically;
•	Sufficient time to carry out the duties of Board membership; and
•	A commitment to enhancing shareholder value and representing the interests of all shareholders.
Candidates are evaluated based on these qualification standards and the current needs of the Board.
The Company’s policies for, and commitments to, diversity are contained within the Code of Ethics, which explicitly provides that the Company will not discriminate against anyone on the basis of race, color, gender, sexual orientation or identity, religion, age, national origin, disability, or any other classification protected by law.
Consistent with this commitment, the Nominating and Corporate Governance Committee, when seeking new director candidates, considers and values diversity in all the attributes covered in the Code of Ethics, as well as diverse skills and
10 |

How We, the Directors, Are Governed
experiences, such as an understanding of the retail industry, the haircare market, finance, accounting, marketing, technology, and international experience. The Nominating and Corporate Governance Committee expects every member of the Board and every director candidate to be able to act effectively on behalf of shareholders and stakeholders.
All shareholder nominations must be accompanied by a candidate resume that addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chair of the Nominating and Corporate Governance Committee, c/o Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416.
How We, the Directors, Are Governed
Our corporate governance provisions that relate to our Board are summarized in the preceding section. Our compensation governance provisions are summarized in the Compensation Discussion and Analysis section of this Proxy Statement. Our Corporate Governance Guidelines are posted on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416.
Code of Business Conduct and Ethics. The Board has adopted the Code of Ethics, which applies to all our employees, directors, and officers, including our President and Chief Executive Officer, Chief Financial Officer, Controller, and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of business conduct and ethics” within the meaning of the listing standards of the Nasdaq. The Code of Ethics is posted on our website at www.regiscorp.com. The Code of Ethics is also available in printed form free of charge to any shareholder who requests it by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. We intend to promptly disclose future amendments to certain provisions of the Code of Ethics and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the SEC or under the listing standards of the Nasdaq, at the same location on our website.
Related Party Transactions. Our Board has adopted a Related Party Transaction Approval Policy requiring approval of all related party transactions for amounts exceeding $10,000 for the fiscal year. We did not have any related party transactions during fiscal 2024.
Complaint/hotline procedures. The Audit Committee Complaint Procedures, which are posted on our website at www.regiscorp.com, provide for the publication of a toll-free number and mailing address for complaints to be submitted to the Audit Committee.
2024 PROXY STATEMENT | 11

Our Board’s Committees
Our Board’s Committees
The Board currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The composition of the Board’s standing committees at fiscal year-end is set forth below.

Director Name	Audit	Compensation	Nominating and Corporate Governance
Lockie Andrews	■		■
Nancy Benacci	■ ACFE
Matthew Doctor
David J. Grissen	■ ACFE		■
Mark S. Light		■	■ CHAIR
Michael Mansbach		■
Michael J. Merriman	■ ACFE, CHAIR	■
M. Ann Rhoades	■	■ CHAIR
Meetings during fiscal 2024	4	5	5

ACFE = Audit Committee Financial Expert
CHAIR = Board Committee Chair
The Board has determined that all members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee qualify as independent directors as defined under the Nasdaq corporate governance rules.
The charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee may be viewed on our website at www.regiscorp.com under “Corporate Governance” on the “Investor Relations” page. The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. The charters include information regarding the committees’ composition, purpose, and responsibilities.
Audit Committee
The Audit Committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of the Company’s financial statements and internal controls over financial reporting, (ii) the independence, qualifications and performance of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function, and (iv) the Company’s compliance with legal and regulatory requirements.
In carrying out these duties, the Audit Committee maintains free and open communication among the Board, the independent auditor, and the Company’s management. The Audit Committee meets with management and the independent auditor at least quarterly, generally prior to the Company’s earnings releases to discuss the results of the independent auditor’s quarterly reviews and fiscal year-end audit.
The Board has determined that all members of the Audit Committee meet the Nasdaq definitions of independence and financial literacy for Audit Committee members. In addition, the Board has determined that each of Ms. Benacci, Mr. Grissen, and Mr. Merriman, each of whom is also an independent director, is an audit committee financial expert (“ACFE”) for purposes of the SEC rules and possesses accounting or related financial management expertise required by the Nasdaq. Members serving on the Audit Committee do not currently serve on the audit committees of more than three public companies. In connection with Mr. Merriman’s election as Chair of the Board, the Board has elected Ms. Benacci to succeed Mr. Merriman as Chair of the Audit Committee effective as of the Annual Meeting.
Compensation Committee
The primary responsibilities of the Compensation Committee are to determine and approve, or to make recommendations to the Board with respect to, the compensation and benefits packages of the Company’s executives and to consider and to recommend incentive compensation and equity-based compensation plans. The Compensation Committee also reviews director
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Our Board’s Committees
compensation, oversees the evaluation of the Chief Executive Officer, and evaluates on an annual basis its own performance and the adequacy of its charter. Additional information about the responsibilities of the Compensation Committee is provided below in the Compensation Discussion and Analysis section of this Proxy Statement. The Board has determined that all members of the Compensation Committee meet the Nasdaq definition of independence applicable to Compensation Committee members.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee discharges the Board’s responsibilities related to general corporate governance, including Board organization, membership, and evaluation. The Nominating and Corporate Governance Committee also monitors Board qualifications and orientation of new directors, assists with the annual Chief Executive Officer evaluation, reviews and resolves any director conflicts of interest, and presents qualified individuals for election to the Board. In addition, the Nominating and Corporate Governance Committee annually reviews the Corporate Governance Guidelines. It also reviews and approves, if appropriate, any related party transactions in accordance with the Company’s Related Party Transaction Approval Policy. Finally, the Nominating and Corporate Governance Committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see “Director Nomination Process” above.
2024 PROXY STATEMENT | 13

How Our Directors Are Paid
How Our Directors Are Paid
We designed our director compensation program to address the time, effort, expertise, and accountability required of active Board membership, with consideration given to industry comparisons of directors’ compensation. Our Board believes that annual compensation for non-employee directors should consist of both cash, to compensate directors for their service on the Board and its committees, and equity, to align the interests of directors and our shareholders. By vesting over time, equity awards also create an incentive for continued service on our Board.
Compensation of our directors is reviewed and determined by the Board on an annual basis. Employee directors do not receive any cash or other compensation for their services as directors. Each of the cash compensation and the equity compensation for non-employee directors who serve during only a portion of a fiscal year is pro-rated. In October 2023, for the sixth year in a row, the Board reviewed our director compensation and determined not to increase the compensation program for fiscal 2024, keeping the annual cash retainer the same as 2023; however, to preserve shares under the Company’s 2018 Long Term Incentive Plan, the Board made the decision to forgo equity grants for non-employee directors in fiscal 2024. Accordingly, the fiscal 2024 director compensation program is described below:
•	An annual cash retainer of $70,000, which is paid quarterly; and
•	An annual cash retainer of $20,000, $15,000, and $12,500 for the chairs of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively.
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Fiscal 2024 Director Compensation Table
The following table shows, for each of the non-employee directors who served during the fiscal year ended June 30, 2024, information concerning their annual and long-term compensation earned during such fiscal year.
Fiscal 2024 Director Compensation Table

Director Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Lockie Andrews	70,000	—	70,000
Nancy Benacci	70,000	—	70,000
David J. Grissen	70,000	—	70,000
Mark S. Light	82,500	—	82,500
Michael Mansbach	70,000	—	70,000
Michael J. Merriman	90,000	—	90,000
M. Ann Rhoades	85,000	—	85,000

The following table shows, for each of our current non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2024:

Director Name	Aggregate Stock Awards Outstanding as of 06/30/24 (#)	Aggregate Option Awards Outstanding as of 06/30/24 (#)
Lockie Andrews	2,141	4,500
Nancy Benacci	—	2,182
David J. Grissen	7,753	8,250
Mark S. Light	5,026	4,500
Michael Mansbach	2,187	4,500
Michael J. Merriman	5,540	4,500
M. Ann Rhoades	4,453	4,500

For fiscal 2025, the Board intends to revisit director compensation following the Annual Meeting and determine whether to reinstate an equity compensation component for the year.
2024 PROXY STATEMENT | 15

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Background
Our Company
At Regis, we exist to unleash the beauty of potential. We have defined four specific values and reciprocal behaviors that will drive our direction and actions:
•	Foster Trust. Create powerful relationships by acting with empathy and integrity.
•	Create Community. Connect and collaborate with all your partners. Share the challenges as much as you celebrate the wins.
•	Be Brave. Dream big and courageously challenge the status quo.
•	Own It. You are empowered. Take responsibility and own your role and your results.
These values are who we are, they’re why we are. We live by these values every single day via our employees, franchisees, stylists, brands, services, and products. Our brands, which include Supercuts, SmartStyle, Cost Cutters, Roosters, and First Choice Haircutters, are in the business of making people look and feel their best.
As of June 30, 2024, the Company franchised or owned 4,408 salons primarily in North America, with only 17 Company-owned salons remaining.
We believe in creating a culture of striving for the best for our approximately 275 employees. That culture is also diverse and inclusive; approximately 79% of our employees are women, and approximately 68% of the Company’s leadership positions are held by women. Additionally, we enable hundreds of people to become small business owners through our franchise system.
Fiscal 2024 Comprehensive Strategic Review, Debt Reduction and Franchisee Initiatives
In fiscal 2024, we conducted a comprehensive strategic review to address our capital structure. In June 2024, we entered into a new senior secured credit facility with TCW Asset Management Company LLC, a leading global asset manager, and Midcap Financial Trust. This refinancing agreement significantly reduces our debt, improves the health of our balance sheet and increases our financial flexibility so we can focus on transforming our business operations.
We worked to complete the Zenoti point-of-sale migration, which was successfully completed at the beginning of August 2024. Regis is now consolidated onto a single point-of-sale system, which allows us to utilize all the benefits Zenoti has to offer, such as personalized marketing to help us retain customers and increase the frequency of their visits and to gain access to improved business analytics. We continued our ongoing efforts to support stylist training, recruitment and retention. We also worked to define and launch the Supercuts Excellence Standards, which are comprised of components we believe make for the proper customer end-to-end experience.
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COMPENSATION DISCUSSION AND ANALYSIS
Our Named Executive Officers
The Compensation Discussion and Analysis (the “CD&A”) section of this Proxy Statement will provide you with information concerning the basic objectives, principles, decisions, material elements, processes, amounts, and rationale underlying the compensation of our Named Executive Officers (“NEOs”). As a “smaller reporting company” under the rules of SEC, we are taking advantage of certain scaled disclosure rules, including reduced disclosure obligations regarding the compensation of our NEOs. For fiscal 2024, our NEOs are:

Name	Title	Period of Employment
Matthew Doctor	President and Chief Executive Officer	February 2021 – present
Kersten D. Zupfer	Executive Vice President and Chief Financial Officer	February 2007 – present
John C. Davi	Executive Vice President and Chief Digital Officer	October 2021 – present

Executive Summary
Our Executive Pay Plan
Typically, our annual compensation plan includes three main components: base salary, short-term incentives, and long-term incentives. For fiscal 2024, our compensation plan consisted entirely of base salary and short-term incentives for the reasons discussed below.
The cash elements of our fiscal 2024 compensation plan include:

Element	Form	Metric	Performance Period	Objective
Base Salary	Cash	Fixed	N/A	Provide a base level of compensation for executive talent.
Short Term Incentives (Annual Incentive Compensation (“AIC”) and Discretionary Bonuses)	Cash	Variable compensation component based on performance against financial goals and assessment of individual metrics	1 year	Motivate executives to meet and exceed objectives aligned with our strategic plan

In fiscal 2024, no equity awards were granted to our executive officers due to the pending strategic review that the Board was conducting, which resulted in our debt restructuring transaction, and the limited number of shares remaining available for issuance under our equity compensation plan.
Our 2023 Say-on-Pay Vote Result
At our 2023 annual meeting of shareholders, shareholders holding approximately 83% of the votes cast on our say-on-pay proposal voted in favor of our executive compensation program.
2024 PROXY STATEMENT | 17

COMPENSATION DISCUSSION AND ANALYSIS
How We Design Executive Pay
Compensation Philosophy
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders.
The Compensation Committee has adopted a compensation philosophy that centers on the following guiding principles:
Generally target total direct compensation at market rates, with the following considerations:
•
Achieving our desired competitive position will occur over time and will consider not only the total program value, but also the reward vehicles that are used (i.e., performance-based incentives versus fixed benefits).

•
Moving toward the market median will consider our size and performance relative to an applicable peer group to ensure that targeted compensation is appropriately calibrated and that realizable compensation is consistent with absolute and relative performance.

As a result of the Company’s limited financial flexibility in recent years, annual compensation for our NEOs has remained generally flat. From time to time, the Compensation Committee has provided special bonuses or awards that were tailored to recognize certain objectives and accomplishments. Accordingly, while the Compensation Committee considers the compensation philosophy described above when reviewing compensation each year, actual decisions in recent years have been driven by the Company’s financial circumstances and specific achievements. As a result of the Company’s recent financial circumstances, the Compensation Committee believes our NEOs’ compensation has been below market median, but that this positioning has been appropriate in recognition of the financial limitations we have faced, some of which were alleviated with the recent successful debt restructuring.
Align with shareholder interests by designing a compensation portfolio that pays for performance.
•	For fiscal 2024, the Compensation Committee set challenging annual incentive performance expectations related to achieving target Adjusted EBITDA.
The Compensation Committee also recognizes the need to remain flexible to address particular circumstances as they arise so that we can remain competitive in retaining talent and to incentivize executives to achieve our current strategic objectives.
Review of External Market Data
In fiscal 2024, the Compensation Committee did not make any changes to base salaries or annual cash incentive opportunities for our NEOs. Accordingly, we did not benchmark our fiscal 2024 executive compensation against a peer group or the broader market.
However, in prior years, and in connection with various decisions about compensation levels for our NEOs, the Compensation Committee has considered compensation in the external market as one factor in its executive compensation decisions, examining both relevant broad retail industry data and data from a group of companies it considers representative of its competitors for executive talent.
Role of the Compensation Committee
The Compensation Committee is charged with developing and administering the base salary, annual and long-term incentives, and benefit programs for our executives. Our annual cash incentive program is typically referred to as our “bonus” program, and the bonus payments are generally reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table of this Proxy Statement. In developing our compensation programs, a basic objective for the Compensation Committee was that the total compensation awarded to the NEOs be fair, reasonable, and competitive. This objective is consistent with our executive pay philosophy.
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COMPENSATION DISCUSSION AND ANALYSIS
The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executives. Accordingly, the primary duties and responsibilities of the Compensation Committee are:
•	to determine and approve, or make recommendations to the Board with respect to, the compensation of all executives; and
•	to consider and recommend the structure of, and changes to, our incentive compensation, equity-based plans, and benefit programs.
Role of Executive Officers in Compensation Decisions
Our President and Chief Executive Officer furnishes his input to the Compensation Committee regarding the compensation of the Company’s executives, including the other NEOs, and he may be present during deliberations and voting on the other executives’ compensation. However, our President and Chief Executive Officer is not present during deliberations and voting regarding his own compensation or during other executive sessions of the Compensation Committee.
Role of the Independent Compensation Consultant
Since fiscal 2018, the Compensation Committee has engaged Pay Governance LLC (“Pay Governance”), an independent consulting firm, to provide to it executive compensation consulting services. The Compensation Committee assessed Pay Governance’s independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance from independently representing the Compensation Committee.
Since it was engaged by the Compensation Committee, Pay Governance worked with the Compensation Committee and Company management to establish incentive plan designs, supported the Compensation Committee with shareholder engagement efforts, and assisted the Compensation Committee on other activities in support of its responsibilities as set forth in its charter. The Chair of the Compensation Committee worked directly with Pay Governance to determine the scope of the work needed to assist the Compensation Committee in its decision-making processes. Pay Governance worked with management, at the direction of the Compensation Committee, to fully understand the future business direction and the historical, current, and desired future direction of our pay policies and practices, as well as to facilitate the development of our compensation strategies, including the approach to determining compensation levels.
2024 PROXY STATEMENT | 19

COMPENSATION DISCUSSION AND ANALYSIS
Elements of the Executive Compensation Program
in Fiscal 2024
Base Salary Decisions for Fiscal 2024
The Compensation Committee did not modify our NEOs’ base salaries for fiscal 2024, which were consistent with fiscal 2023 base salaries.
As a result, base salaries for our NEOs for fiscal 2024 were as follows:

Name	Base Salary at June 30, 2023 (Annualized) ($)	Base Salary at June 30, 2024 (Annualized) ($)	Increase/(Decrease) (%)
Matthew Doctor	600,000	600,000	—
Kersten D. Zupfer	425,000	425,000	—
John C. Davi	425,000	425,000	—

Short Term Incentive Decisions for Fiscal 2024
The Compensation Committee determines the annual incentive compensation (“AIC”) payouts each year in accordance with our Short Term Incentive Plan (“Short Term Plan”).
The Compensation Committee annually selects AIC metrics for the Short Term Plan that align executives’ incentives with our strategic objectives. For fiscal 2024, the Compensation Committee determined that Adjusted EBITDA (which excludes AIC and any discretionary bonus payouts) would be the sole metric for determining Short Term Plan payouts given the critical focus of the Company on achieving a target level of Adjusted EBITDA, which the Compensation Committee believes reflects the overall health of the core business.

Name	Target AIC (as a Percentage (%) of Salary)	Target AIC ($)
Matthew Doctor	125	750,000
Kersten D. Zupfer	70	297,500
John C. Davi	70	297,500

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COMPENSATION DISCUSSION AND ANALYSIS
Following the end of fiscal 2024, in August 2024, the Compensation Committee evaluated the Company’s performance against the Adjusted EBITDA metrics, as described in further detail below.

Performance Measure	Weighting	Performance Goal[1]	Description	Award Multiplier	Actual Result	Achievement as a % of Total AIC Target
Company Performance Goal (Adjusted EBITDA excluding AIC and discretionary bonus payouts)	100% of Total AIC	Threshold	Adjusted EBITDA of no less than $21.4 million (excluding AIC and any discretionary bonus payouts)	—	Adjusted EBITDA = $29.9 million	106%
		Target	Adjusted EBITDA of no less than $29.0 million (excluding AIC and any discretionary bonus payouts)	100%
		Maximum	Adjusted EBITDA of at least $32.6 million (excluding AIC and any discretionary bonus payouts)	125%

1	If the measured amount achieved is between certain of the performance goals, the award multiplier will be determined through linear interpolation.
However, in connection with evaluating the Company’s performance against the Adjusted EBITDA metrics, the Compensation Committee determined to exclude certain one-time items that favorably impacted Adjusted EBITDA, but did not reflect improvement in the Company’s core operations, including a $1.3 million accounting adjustment for gift card breakage and a $1.5 million adjustment for an education event that was budgeted for but did not occur. As a result of these exclusions, the Compensation Committee certified AIC payouts based on Adjusted EBITDA of $27.1 million, which resulted in a payout equal to 89% of target for each NEO, as reflected in the table to the right. These AIC payouts are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

NEO	Calculated AIC % After Adjustment	Total AIC Payout ($)
Matthew Doctor	89%	667,500
Kersten D. Zupfer	89%	264,775
John C. Davi	89%	264,775

Long Term Incentive Decisions for Fiscal 2024
Fiscal 2024 Annual Equity Awards
For fiscal 2024, the Compensation Committee determined that no equity awards would be granted to our executive officers due to the pending strategic review that the Board was conducting, which resulted in our debt restructuring transaction, and the limited number of shares remaining available for issuance under our equity compensation plan.
Termination of the Stock Purchase and Matching RSU Program
In August 2022, the Compensation Committee determined to discontinue the prior Stock Purchase and Matching RSU Program (“SPMP”), under which our executives and other eligible employee participants were able to elect to contribute up to half of their earned annual bonus under the Short Term Plan to purchase shares of our common stock and the Company would provide a matching grant of RSUs with a value equal to up to 200% of their contribution to the plan (before deducting any related or normalized tax withholding). The SPMP was designed as a longer-term program, and the termination of this program provided the Compensation Committee with more flexibility to adjust long-term incentives annually in alignment with the circumstances for each fiscal year. In September 2024, the Compensation Committee terminated the SPMP, such that no further awards can be made under the SPMP. Mr. Doctor and Ms. Zupfer continue to hold unvested matching RSUs they received in connection with their participation in the SPMP.
2024 PROXY STATEMENT | 21

COMPENSATION DISCUSSION AND ANALYSIS
Other Compensatory Decisions Applicable to Fiscal 2024
Upon consultation with its independent compensation consultant, the Compensation Committee approved a special discretionary cash bonus for the Company’s CEO as follows.
Debt Refinancing Achievement Bonus
The Compensation Committee approved a special discretionary cash performance bonus for Mr. Doctor, the Company’s President and Chief Executive Officer, in the amount of $532,500 in recognition of his contributions to the Company’s successful debt restructuring.
Benefits
Consistent with our current compensation philosophy, we provide benefits that align with the market median and with current market practices. The benefits we provided to our NEOs in fiscal 2024 are summarized in the footnotes to the Summary Compensation Table in this Proxy Statement or are otherwise reported in the accompanying tables, including footnotes. Current benefits for our NEOs include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, and long-term disability coverage).
Key Compensatory Decisions Applicable to Fiscal 2025
Subsequent to fiscal 2024, the Compensation Committee engaged in its annual review of executive compensation for purposes of considering compensation for fiscal 2025. The Compensation Committee decided not to make any changes to the base salaries or AIC targets for any of our NEOs, and will continue to evaluate long-term incentives for our NEOs following the Annual Meeting to ensure that our NEOs’ interests are aligned with those of our shareholders.
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COMPENSATION DISCUSSION AND ANALYSIS
Governance Policies and Additional
Compensation-Related Items
We believe in holding ourselves to a high standard of ethics, transparency, and accountability. Accordingly, we have adopted corporate governance practices and policies that, in many cases, go beyond SEC and Nasdaq requirements to reflect emerging best practices.

Compensation Practice	Regis Policy
Independent Compensation Committee
Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the Nasdaq, including the higher standards applicable to Compensation Committee members.

Clawback Policy
We updated our compensation clawback policy prior to December 1, 2023 to comply with the SEC and stock exchange listing standards. The policy provides for recovery of certain erroneously awarded compensation received by our Section 16 officers in the event of an accounting restatement due to material non-compliance with any financial reporting requirement, as described in more detail below.

Limited Severance Benefits and Perks	We have benchmarked and implemented market severance terms (generally, base salary plus bonus, including after a change in control), while retaining our “double trigger” structure.
No Tax Gross-Ups	We do not provide tax gross-ups on perquisites or “golden parachute” payments.
Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executives, discussed in more detail below.
Hedging Restrictions/ Prohibitions
Our Statement of Policy on Insider Trading prohibits our directors, officers, other employees, and designees of the foregoing from purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, including shares held directly or indirectly (however, our policy does not prohibit general portfolio diversification transactions).

Pledging Restrictions/ Prohibitions
Our Statement of Policy on Insider Trading prohibits our employees, officers, and directors from holding our stock in a margin account or pledging it as collateral for a loan, except in the limited circumstance that an individual has demonstrated financial capacity to repay the loan without resort to the pledged securities and obtains approval from our Chief Financial Officer.

Independent Compensation Consultant	Pay Governance LLC has advised our independent Compensation Committee since fiscal 2018.
Risk Assessment	We consider risk in our compensation programs and periodically conduct a risk assessment, which is led by our independent compensation consultant.
Annual Say-on-Pay Vote	Every year, we offer our shareholders the opportunity to cast an advisory vote on our executive compensation.
No Repricing or Exchange of Underwater Options/SARs	Our plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without shareholder approval.

Compensation Recovery Policy
We previously maintained a compensation recovery policy covering recovery of bonuses and equity compensation received by executive officers under certain circumstances. In light of the incentive compensation recovery rules and stock exchange listing standards that became effective last year, we timely adopted a mandatory compensation recovery policy (the “Mandatory Compensation Recovery Policy”). The Mandatory Compensation Recovery Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by Section 16 officers of the Company. This policy provides that, in the event of an accounting restatement due to material non-compliance with any financial reporting requirement, the Company will recover the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts.
2024 PROXY STATEMENT | 23

COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership by Our Named Executive Officers
The Board believes that each of our executives who has reached the level of Senior Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Compensation Committee adopted stock ownership requirements, which are reflected in our Corporate Governance Guidelines, requiring each executive to hold our common stock having a fair market value equal to a multiple of their base salary, as set forth below:
•	Chief Executive Officer—3x annual base salary
•	Executive Vice President—2x annual base salary
•	Senior Vice President—1x annual base salary
The current stock ownership requirements were established in April 2013. All shares beneficially owned by an executive are included in the calculation, except that shares subject to performance-based vesting conditions, shares subject to unexercised stock options, and SARs are not included. For purposes of the stock ownership calculation, shares are valued at the greater of (i) the average closing price of one share of the Company’s common stock during the most recent fiscal year and (ii) the closing price on the last day of the most recent fiscal year.
In addition, our Corporate Governance Guidelines contain a stock retention requirement that mandates executives to retain at least 75% of the shares they received from equity compensation awards, net of shares withheld or tendered to satisfy withholding taxes, until the stock ownership requirement is satisfied.
Based on their current holdings, Mr. Doctor, Ms. Zupfer, and Mr. Davi each remain subject to our stock retention requirement. Accordingly, none of the NEOs sold any shares during fiscal 2024. The Nominating and Corporate Governance Committee is responsible for measuring and monitoring compliance with these guidelines.
Employment Agreements and Post-Employment Compensation
We are parties to certain compensatory arrangements with our NEOs, as described below under the “Summary of Arrangements with Named Executive Officers” section of this Proxy Statement. The purpose of these arrangements is to reflect the compensatory terms agreed to in connection with attracting talented executives to our Company.
All of our NEOs are eligible for certain compensation and other benefits if his or her employment terminates due to certain articulated reasons (including in connection with a change in control). Receipt of these benefits generally requires the executive to comply with certain post-termination covenants and execute a release of claims in favor of the Company. The Compensation Committee and the Board recognize the importance of avoiding the distraction and loss of key management personnel that may occur in connection with certain leadership transitions, as well as any rumored or actual change in control of the Company. Accordingly, the Compensation Committee and the Board have structured the terms for severance to incentivize the executives to remain employed by the Company during any transition or while a transaction is under consideration or pending, and to not favor one transaction structure over another merely because of the impact on his or her compensation.
Deductibility of Executive Compensation
I.R.S. Code Section 162(m) precludes the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which as of fiscal 2024, includes our three NEOs and certain former employees identified as a covered employee in fiscal 2018 or any subsequent year).
The Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the Company’s performance and that shareholder interests are best served if the Company’s discretion and flexibility in structuring and awarding compensation is not restricted, even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expenses to the Company. The Compensation Committee’s ability to continue to provide a competitive compensation package to attract, motivate, and retain the Company’s most senior executives is considered critical to the Company’s success and to advancing the interests of its shareholders.
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COMPENSATION DISCUSSION AND ANALYSIS
Regulatory Considerations
The Compensation Committee considered (i) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (“ASC”) Topic 718 and (ii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999) in its design of executive compensation programs. In addition, the Compensation Committee considered other tax and accounting provisions in developing the compensation programs for our NEOs. These considerations included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Compensation Committee strove to compensate our NEOs in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward, and retain those executives.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on its review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Mark S. Light
Michael J. Mansbach
Michael J. Merriman
M. Ann Rhoades, Chair
Members of the Compensation Committee
2024 PROXY STATEMENT | 25

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table shows each individual who served as our principal executive officer in fiscal 2024 and the two other most highly compensated executive officers in fiscal 2024 who were still serving as such on June 30, 2024 (together, referred to as the “Named Executive Officers” or “NEOs”), along with information concerning compensation earned for services in all capacities during each of the fiscal years ended June 30, 2024 and 2023.

Name and Principal Position	Fiscal Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation[4] ($)	Total ($)
Matthew Doctor President and Chief Executive Officer	2024	600,000	532,500	—	—	667,500	42,007	1,842,007
	2023	600,000	259,000	—	—	1,041,000	38,862	1,938,862
Kersten D. Zupfer Executive Vice President and Chief Financial Officer	2024	457,000	—	—	—	264,775	328	722,103
	2023	457,000	163,070	—	231,750	174,930	270	1,027,020
John C. Davi Executive Vice President and Chief Digital Officer	2024	425,000	—	—	—	264,775	46,692	736,467
	2023	424,695	63,070	—	231,750	174,930	67,433	961,878

1
As to Ms. Zupfer, this value includes amounts provided in the form of a modest perquisite allowance of approximately $32,000, which primarily covers an automobile allowance. The entire allowance is paid to Ms. Zupfer regardless of whether she spends the entire amount on automobile expenses and, therefore, is reported as base salary; however, the allowance amount is not included as base salary for purposes of determining other compensation and benefits amounts.

2	The amount for fiscal 2024 represents a discretionary refinancing recognition bonus for Mr. Doctor.
3
The amounts for fiscal 2024 represent amounts earned pursuant to AIC awards under the Short Term Plan as described more fully under the heading “Short Term Incentive Awards for Fiscal 2024” in the CD&A section of this Proxy Statement.

4	The following table sets forth All Other Compensation amounts by type:

Name	Company Match and Profit- Sharing Contribution[a] ($)	Total All Other Compensation[b] ($)
Matthew Doctor	25,000	42,007
Kersten D. Zupfer	—	328
John C. Davi	25,000	46,692

a	The Company matches the NEOs’ contributions into its retirement savings plans up to $25,000 per calendar year.
b
The Total All Other Compensation amounts include perquisites, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses for Mr. Doctor of $15,579 and Mr. Davi of $21,360.

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EXECUTIVE COMPENSATION TABLES
Narrative Disclosure to Summary Compensation Table
Summary of Arrangements with Named Executive Officers
The following section addresses the key elements of the compensation arrangements with each of our NEOs, including the key terms of any letter agreements or employment agreements between the NEO and the Company. Mr. Davi does not have an individual compensatory agreement with the Company.
Compensatory Arrangements with Mr. Doctor
On May 4, 2022, the Company entered into a letter agreement with Mr. Doctor in connection with his appointment as President and Chief Executive Officer, effective on May 5, 2022. Pursuant to the agreement, Mr. Doctor is entitled to receive (i) an annual base salary of $600,000, (ii) an annual target bonus opportunity equal to 125% of his annual base salary (up to a maximum payout of 225% of his annual base salary), and (iii) a “ReFi Bonus” of $600,000 (which was subject to the occurrence of either a refinancing of the Company’s current bank loan with a third party or obtaining a minimum extension of 24 months with the current bank). In August 2022, the Compensation Committee determined that Mr. Doctor was entitled to receive the ReFi Bonus based on the Company entering into an agreement to extend the maturity on its existing credit agreement for a period of at least 24 months.
In addition, the Compensation Committee approved equity awards to Mr. Doctor, which were comprised of 875,000 options to purchase shares of the Company’s common stock, granted under the Company’s 2018 Long Term Incentive Plan, which were eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares. All such stock options have a per share exercise price equal to the closing price per share of the Company’s common stock on the date of grant and a term of 10 years.
If Mr. Doctor’s employment is terminated either by the Company without Cause (excluding as a result of death or disability) or by Mr. Doctor for Good Reason, as defined in his letter agreement, Mr. Doctor will be eligible for severance benefits under the Company’s senior executive severance policy described below. In Mr. Doctor’s letter agreement, “Cause” is defined as: (i) indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation, or moral turpitude; (ii) continued failure (after specific written notice of any such failure) to perform material duties under the agreement or to follow the lawful direction of the Board (for any reason other than illness or physical or mental incapacity) or a material breach of his fiduciary duties; (iii) theft, fraud, or material dishonesty with regard to the Company in connection with Mr. Doctor’s duties; (iv) material violation of the Company’s code of conduct or similar written policies, including the Company’s sexual harassment policy, that is not cured (if curable) within 30 days after written notice by the Board; (v) willful misconduct unrelated to the Company having or likely to have a material negative impact on the Company or its affiliates (economic or reputational); (vi) an act of gross negligence or willful misconduct that relates to the affairs of the Company or any of its affiliates; or (vii) material breach of the provisions of the letter agreement that is not cured (if curable) within 30 days after notice by the Board. “Good Reason” is defined as: (i) any material diminution of Mr. Doctor’s authority, duties, or responsibilities; or (ii) a material reduction by the Company of Mr. Doctor’s base salary or target annual bonus percentage (other than (a) an across-the-board reduction of not more than 10% that applies to all other executives of the Company or (b) any temporary reduction of no more than 25% in response to any pandemic or other extraordinary event of similar market consequence that does not last longer than 12 months); provided that, Mr. Doctor must give 60 days’ written notice of his resignation, setting forth the conduct of the Company that is alleged to constitute Good Reason, and provide to the Company an opportunity to cure the conduct and the Company fails to do so. Mr. Doctor also executed the Company’s non-compete, non-disclosure, non-solicitation, and non-hire agreement.
Compensatory Arrangements with Ms. Zupfer
On December 1, 2014, the Company entered into an employment agreement with Ms. Zupfer in connection with her employment with the Company. Pursuant to the agreement, Ms. Zupfer is entitled to (i) receive an annual base salary, the amount of which is reviewed annually by the Compensation Committee and subject to adjustment, (ii) receive an annual incentive award, which is set as a percentage of Ms. Zupfer’s then-current base salary for achievement of target performance, but the actual payout may be less than or greater than such amount for actual performance that is less than or greater than target, respectively, (iii) participate in the Company’s long-term equity incentive program on the same basis as the Company’s other executive officers, with the value of the awards being set annually by the Compensation Committee, and (iv) receive life insurance and health and welfare benefits offered to other full-time employees.
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EXECUTIVE COMPENSATION TABLES
Under the terms of Ms. Zupfer’s employment agreement, she is entitled to certain benefits upon her death or disability, termination without Cause or for Good Reason, or termination for Cause or without Good Reason, which are contingent upon Ms. Zupfer signing, and not rescinding, a release and complying with certain non-competition and non-solicitation covenants. In the event of Ms. Zupfer’s death or disability, she is entitled to her accrued compensation and obligations. In the event of Ms. Zupfer’s termination without Cause or resignation for Good Reason, she is entitled to all accrued compensation and obligations and an amount equal to one times her annual base salary plus a pro-rated portion of any bonus she would have earned for the year of termination (based on actual performance), plus 12 months of benefits continuation coverage. In Ms. Zupfer’s employment agreement, “Cause” is defined as acts during Ms. Zupfer’s employment resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by Ms. Zupfer of her material employment duties (other than by reason of physical or mental incapacity) after reasonable notice to Ms. Zupfer and reasonable opportunity (not less than 30 days) to cease such non-performance; or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company. “Good Reason” is defined as any of the following to occur during Ms. Zupfer’s employment with the Company: (i) any material diminution in the nature of her authority, duties, or responsibilities, or her removal from, or failure to be reelected to, her position (except in connection with a termination for Cause, permanent disability, or as a result of her Death or her resignation other than for Good Reason); (ii) a material reduction in her base salary (other than a reduction that is part of an across-the-board reduction of base salaries for all executives; provided that, the reduction is commensurate with the percentage reduction in base salaries for all other executives; (iii) the Company’s failure to continue (without substitution of a substantially equivalent plan) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan, or other benefit plan or arrangement in which Ms. Zupfer is participating; (iv) the Company’s material breach of the employment agreement; (v) the requirement that Ms. Zupfer’s principal place of employment be relocated by more than 30 miles from the Company’s current address; or (vi) the Company’s failure to obtain an agreement from any successor entity to assume the Company’s obligations under the employment agreement. “Disability” is defined a as physical or mental disability or health impairment that prevents the effective performance by Ms. Zupfer of her duties on a full-time basis.
Ms. Zupfer’s employment agreement further provides that severance payments will be paid over the course of the severance period and offset by any compensation Ms. Zupfer receives from other substantially full-time employment during the severance period. However, in fiscal 2017, the Compensation Committee modified this provision to provide that severance will not be offset by non-competitive employment. The severance payments are contingent upon Ms. Zupfer signing, and not rescinding, a release of claims and complying with certain non-competition and non-solicitation covenants. The Company’s remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.
Sign-On, Relocation, and Related Benefits
When executive officers join the Company, from time to time, we have agreed to sign-on incentives and relocation benefits that are not part of their ongoing compensation to incentivize them to leave their former employers and join the Company. No such benefits were provided to the NEOs in fiscal 2023 or 2024.
Senior Executive Severance Policy
Certain of our executive officers participate in the Senior Executive Severance Policy (the “Severance Policy”) under which Senior Vice Presidents and above without an individual employment agreement are entitled to receive the following severance benefits if the executive’s employment is terminated without Cause: (i) one year of base salary paid in installments over a period of 12 months; (ii) a pro rata bonus for the fiscal year in which termination occurs based on actual performance, if it can be calculated, but not to exceed (A) the target bonus amount prior to proration based on actual achievement for an executive who worked nine months or more during a fiscal year, (B) if actual achievement cannot be calculated, a bonus amount based on the average payout of other eligible continuing executives for an executive who worked nine months or more during a fiscal year, or (C) 75% of the target bonus amount for an executive who worked less than nine months during the fiscal year; and (iii) continuation of certain medical benefits for up to 12 months unless and until the executive is covered under the health and/or dental insurance policy of a new employer. The severance benefits are subject to the executive signing a release in favor of the Company and complying with one-year non-competition and non-solicitation restrictions. Because Mr. Davi does not have an individual employment agreement with the Company, he is eligible for severance benefits under the Severance Policy if he has a qualifying termination. Mr. Doctor’s letter agreement incorporates the Severance Policy in the event of a qualifying termination of his employment under the letter agreement, subject to certain alternative definitions described above.
Under the Severance Policy, “Cause” is defined as (a) acts resulting in a felony conviction under any federal or state statutes that is materially detrimental to the financial interests of the Company; (b) willful non-performance by the employee of the
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EXECUTIVE COMPENSATION TABLES
employee’s material employment duties (other than by reason of the employee’s physical and/or mental incapacity) after reasonable notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (c) willfully engaging in fraud or gross misconduct which is detrimental to the financial interests of the Company.
Long-Term Incentive Awards Granted to Named Executive Officers
The terms of the equity awards granted as part of the current long-term incentives are summarized below:
Cash-Settled SARs and Stock Options
SARs and stock options were granted to Mr. Doctor, Ms. Zupfer, and Mr. Davi on November 5, 2021 as an incentive related to leadership retention and to Ms. Zupfer and Mr. Davi on August 26, 2022 as part of their annual long term incentive compensation. The fiscal 2022 SARs and stock options are eligible to vest on the first three annual anniversaries of the date of grant in increments of 20%, 20%, and 60% of the shares, respectively. The fiscal 2023 SARs and stock options are eligible to vest in equal installments on the first three annual anniversaries of the date of grant.
In the event of a termination of employment, unvested SARs and stock options are generally forfeited; provided, however:
•
If a participant’s employment is terminated (i) due to death or disability, (ii) due to retirement, (iii) by the Company without Cause (as defined in the 2018 Long Term Plan (the “2018 Plan”), or (iv) by the Company without Cause or by the participant for Good Reason (as defined in the award agreement), in either case within 12 months following a Change in Control (as defined in the 2018 Plan), then a pro-rated amount of the stock options will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the employee is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
SPMP RSUs
Matching RSUs granted during fiscal 2022 (including with respect to participation in the SPMP with bonuses paid with respect to fiscal 2021 performance) vest as to 20%, 20%, and 60% of the shares on the first, second, and third anniversaries of the date of grant, respectively, subject to continued service and participants are required to hold their underlying purchased shares for the same three-year period to avoid a reduction in the number of unvested RSUs.
•
If a participant’s employment is terminated (i) without Cause (as defined in the 2018 Plan) or for Good Reason (as defined in the award agreement), in each case, within 12 months following a Change in Control (as defined in the 2018 Plan), (ii) due to death or disability, or (iii) due to the participant’s retirement or termination without Cause by the Company, then a pro-rated amount of the RSUs scheduled to vest on the next scheduled vesting date shall be calculated based on (a) the number of days the participant was employed as a percentage of (b) the total number of days, in each case between the most recently completed and the next scheduled vesting date.

Matching RSUs granted as part of our SPMP during fiscal year 2021 are subject to a five-year continued service and cliff vesting conditions and participants are also required to hold their underlying purchased shares for the same five-year period to avoid a reduction in the number of unvested RSUs. The matching RSUs earn dividend equivalents but have no voting rights. If a participant’s employment is terminated (i) without Cause or for Good Reason, in each case within 12 months following a Change in Control or (ii) due to death or disability, if the termination occurs (a) prior to the third anniversary of the grant date, a pro-rated amount of the matching RSUs will vest or (b) on or after the third anniversary of the grant date, 100% of the matching RSUs will vest.
2024 PROXY STATEMENT | 29

EXECUTIVE COMPENSATION TABLES
•
If a participant’s employment is terminated on or after the second anniversary of the grant date due to (i) the participant’s retirement (which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service) or (ii) termination without Cause by the Company, then a pro-rated amount of the matching RSUs will vest.

Under the award agreement, “Good Reason” is defined as the occurrence, without the express written consent of the participant, of any of the following: (i) any material diminution in the nature of the participant’s authority, duties, or responsibilities; (ii) any reduction by the Company in the participant’s base salary then in effect or target bonus percentage (other than any reduction mutually agreed upon by the Company and the participant), other than an across-the-board reduction of not more than 10% that applies to all other executives who report to the Chief Executive Officer of the Company; or (iii) following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the participant is then participating; provided that, the participant notifies the Company within 90 days of the occurrence of the condition and the Company fails to remedy such condition within 30 days of receiving such notice (the “Cure Period”) and the participant delivers to the Company’s General Counsel written notice of resignation within 30 days following the end of the Cure Period, designating an employment termination date no later than 120 days following the end of the Cure Period.
The 2016 Plan Definitions
The 2016 Plan provides the following definitions:
•
“Cause” means (a) a felony conviction under any federal or state statute that is materially detrimental to the financial interests of the Company or (b) willful non-performance by the employee of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (2) the employee willfully engaging in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

•	“Change in Control” means the first to occur of any of the following events:
•
any person is or has become the beneficial owner of 20% or more of either (a) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), except for an acquisition by an entity resulting from a Business Combination (as defined below), provided that, a Change in Control shall not occur if a person becomes the beneficial owner of 20% or more of the Outstanding Common Stock or Outstanding Voting Securities solely as the result of a change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities (provided, however, that if a person becomes the beneficial owner of 20% or more of the Outstanding Common Stock or Outstanding Voting Securities by reason of such change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities and thereafter becomes the beneficial owner of any additional shares of common stock or voting securities (other than pursuant to a dividend or distribution paid or made by the Company on the Outstanding Common Stock or Outstanding Voting Securities or pursuant to a split or subdivision of the Outstanding Common Stock or Outstanding Voting Securities), then a Change in Control shall occur unless upon becoming the beneficial owner of such additional shares of common stock or voting securities such person does not beneficially own more than 20% of the Outstanding Common Stock or Outstanding Voting Securities);

•
consummation of (a) a merger or consolidation of the Company with or into another entity, (b) a statutory share exchange, or (c) the acquisition by any person of all or substantially all of the assets of the Company (each, a “Business Combination”), unless immediately following such Business Combination, (i) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (ii) no person (as defined above) beneficially owns, directly or indirectly, 20% or more of the voting power of the outstanding voting

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EXECUTIVE COMPENSATION TABLES
stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity), or
•
individuals who constitute the Board on the effective date (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be, for purposes of this 2016 Plan, considered as though such person were a member of the Incumbent Board;

provided, however, that for any payment with respect to any award under the 2016 Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treasury Regulations Section 1.409A-3(i)(5).
The 2018 Plan Definitions
The 2018 Plan provides the following definitions:
•
“Cause” means (a) a felony conviction under any federal or state statute that is materially detrimental to the financial interests of the Company, or willful non-performance by the employee of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the employee and reasonable opportunity (not less than 30 days) to cease such non-performance; or (b) the employee willfully engaging in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

•	“Change in Control” means the first to occur of any of the following events:
•
any person is or becomes the beneficial owner of 49% or more of either (a) the Outstanding Common Stock or (b) the Outstanding Voting Securities, except for an acquisition by an entity resulting from a Business Combination; provided that, a Change in Control shall not occur if a person becomes the beneficial owner of 49% or more of the Outstanding Common Stock or Outstanding Voting Securities solely as the result of a change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities (provided further, however, that if a person becomes the beneficial owner of 49% or more of the Outstanding Common Stock or Outstanding Voting Securities by reason of such change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities and thereafter becomes the beneficial owner of any additional shares of Common Stock or voting securities (other than pursuant to a dividend or distribution paid or made by the Company on the Outstanding Common Stock or Outstanding Voting Securities or pursuant to a split or subdivision of the Outstanding Common Stock or Outstanding Voting Securities), then a Change in Control shall occur unless upon becoming the beneficial owner of such additional shares of common stock or voting securities such person does not beneficially own more than 49% of the Outstanding Common Stock or Outstanding Voting Securities);

•
consummation of a Business Combination, unless immediately following such Business Combination, (i) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (ii) no person beneficially owns, directly or indirectly, 49% or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity); or

•
the Incumbent Board has ceased for any reason to constitute at least a majority thereof, provided that, any person becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board shall be, for purposes of the 2018 Plan, considered as though such person were a member of the Incumbent Board;

2024 PROXY STATEMENT | 31

EXECUTIVE COMPENSATION TABLES
provided, however, that for any payment with respect to any award under the 2018 Plan that is subject to Section 409A of the Code, the Change in Control must also be a change in control event under Treasury Regulations Section 1.409A-3(i)(5).
•	“Good Reason” means the occurrence, without the express written consent of the employee, of any of the following:
•	any material diminution in the nature of the employee’s authority, duties, or responsibilities;
•
any reduction by the Company in the employee’s base salary then in effect or target bonus percentage, other than an across-the-board reduction of not more than 10% that applies to all other similarly situated employees of the Company; or

•
following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus, or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan, or other benefit plan or arrangement in which the employee is then participating;

provided that, the employee notifies the Company within 90 days of the occurrence of such conduct and the Company fails to remedy such conduct within 30 days of receiving such notice (the “Cure period”) and the employee delivers written notice of resignation to the Company’s General Counsel within 30 days following the end of the Cure Period.
Retirement Plans and Arrangements
We currently provide the NEOs the option to participate in two Company-sponsored retirement savings plans: the Executive Retirement Savings Plan, a nonqualified deferred compensation plan, and the Regis Individual Secured Retirement Plan (the “RiSRP”), an employee welfare benefit plan, which was added in fiscal 2016 as a post-tax retirement savings option.
Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Executives may defer up to 100% of their annual compensation, including annual incentive, on a pre-tax basis. Beginning with elections made in fiscal 2016, in-service distributions must be deferred for a minimum of two years. Employer contributions under the Executive Retirement Savings Plan for our NEOs include a 25% match on up to a maximum of $100,000 in deferred compensation (i.e., $25,000) and a discretionary annual profit sharing contribution (each on a calendar-year basis), although no profit sharing contribution has been made since 2016. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company’s creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with plan terms and applicable tax requirements (including, without limitation, Code Section 409A), executives may elect the distribution date for their plan accounts.
Under the RiSRP, participants may elect to contribute amounts from payroll, up to 100% of their annual compensation, including annual incentive, on an after-tax basis. Employee contributions under the RiSRP for our NEOs include the same match opportunity as the Executive Retirement Savings Plan, and if an NEO is participating in both plans, their aggregate match is capped at $25,000. Participants may also make contributions outside of payroll deductions, but these are not eligible for employer match. Participant contributions and employer matching contributions are deposited in participant-owned life insurance policies. These insurance policies are not subject to claims of the Company’s creditors. Each participant’s account balance under the life insurance policy is invested as the participant directs, from time to time, among the investment alternatives available under the insurance policy.
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EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal 2024 Year-End
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of June 30, 2024.

	Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Matthew Doctor	Stock Option	17,500[1]	26,250	25.20	5/5/2032
	Stock Option	2,250[2]	3,375	55.20	11/5/2031
	Cash-settled SAR	2,250[2]	3,375	55.20	11/5/2031
	RSU					1,390[2]	31,970
Kersten D. Zupfer	Stock Option	1,874[3]	3,751	30.40	8/26/2032
	Cash-settled SAR	1,874[3]	3,751	30.40	8/26/2032
	Stock Option	2,250[2]	3,375	55.20	11/5/2031
	Cash-settled SAR	2,250[2]	3,375	55.20	11/5/2031
	Stock-settled SAR	569[4]	—	216.80	8/31/2025
	RSU					2,480[2]	57,040
	RSU					1,263[5]	29,049
	RSU					88[6]	2,024
John C. Davi	Stock Option	1,874[3]	3,751	30.40	8/26/2032
	Cash-settled SAR	1,874[3]	3,751	30.40	8/26/2032
	Stock Option	1,500[2]	2,250	55.20	11/5/2031
	Cash-settled SAR	1,500[2]	2,250	55.20	11/5/2031

1
Award vested as to 20% of the shares on the first anniversary of the grant date, which was May 5, 2022, and vests as to 20% of the shares on the second anniversary of the grant date and 60% of the shares on the third anniversary of the grant date.

2
Award vested as to 20% of the shares on the first anniversary of the grant date, which was November 5, 2021, and 20% of the shares on the second anniversary of the grant date, and vests as to 60% of the shares on the third anniversary of the grant date.

3	Award vests in equal installments on each of the first, second, and third anniversaries of the grant date, which was August 26, 2022.
4	Award fully vested on August 31, 2018.
5	Award cliff vests on the fifth anniversary of the date of grant, which was December 21, 2020.
6	Award cliff vests on the fifth anniversary of the date of grant, which was August 30, 2019.
2024 PROXY STATEMENT | 33

Pay Versus Performance
The following table sets forth additional compensation information of our Chief Executive Officer (CEO) #1, our CEO #2, and our other NEOs (averaged), along with total shareholder return and net income performance results for fiscal years 2022, 2023, and 2024:

	Summary Compensation Table Total for CEO #1(1) ($)	Compensation Actually Paid to CEO #1(1)(2) ($)	Summary Compensation Table Total for CEO #2(1) ($)	Compensation Actually Paid to CEO #2(1)(2) ($)	Average Summary Compensation Table for Other NEOs(1) ($)	Average Compensation Actually Paid to Other NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(3) ($)	Net Income (Loss) ($ in thousands)
2024	1,842,007	1,799,593	N/A	N/A	729,285	693,551	11.54	91,060
2023	1,938,862	2,087,345	N/A	N/A	994,449	966,470	11.86	(7,385)
2022	1,943,921	1,270,024	1,119,020	(9,024,172)	1,093,997	529,513	12.29	(85,857)

1	Our NEOs were:

Year	CEO #1	CEO #2	Other NEOs
2024	Matthew Doctor	N/A	Kersten D. Zupfer, John C. Davi
2023	Matthew Doctor	N/A	Kersten D. Zupfer, John C. Davi
2022	Matthew Doctor(a)	Felipe Athayde(b)	Kersten D. Zupfer, Jim B. Lain

(a)	Mr. Doctor was appointed to the position of Interim Chief Executive Officer effective December 23, 2021, and as President and Chief Executive Officer on May 5, 2022.
(b)	Mr. Athayde’s tenure as President and Chief Executive Officer ended on December 23, 2021.
2
None of our NEOs participate in a pension plan; therefore, no adjustment from the Summary Compensation Table total related to pension value was made. A reconciliation of Total Compensation from the Summary Compensation Table (referred to below as “SCT”) to Compensation Actually Paid to our CEO #1, CEO #2 and our Other NEOs (as an average) is shown below:

	2024
Adjustments	CEO #1 ($)	Average of Other NEOs ($)
Total Compensation from SCT	1,842,007	729,285
(Subtraction): SCT amounts for Stock Awards and Option Awards	—	—
Addition: Fair value at end of fiscal 2024 of awards granted during fiscal 2024 that are outstanding and unvested at the end of fiscal 2024	—	—
Addition (Subtraction): The difference between the fair value of awards from the end of fiscal 2023 to the end of fiscal 2024 which were granted in any fiscal year prior to fiscal 2024 that are outstanding and unvested at the end of fiscal 2024	(25,012)	(1,837)
Addition: Vesting date fair value of awards granted and vesting during fiscal 2024	—	—
Addition (Subtraction): The difference between the fair value of awards from the end of fiscal 2023 to the vesting date for awards granted in any fiscal year prior to fiscal 2024 for which vesting conditions were satisfied as of the end of fiscal 2024	(17,402)	(33,897)
(Subtraction): Fair value at end of fiscal 2023 of awards granted in any fiscal year prior to fiscal 2024 that fail to meet the applicable vesting conditions in fiscal 2024	—	—
Addition: Dividends or other earnings paid on stock or option awards in fiscal 2024 prior to vesting if not otherwise included in the SCT amount for fiscal 2024	—	—
Compensation Actually Paid (as calculated)	1,799,593	693,551

3
Total shareholder return as calculated based on a fixed investment of one hundred dollars in Company stock measured from the market close on June 30, 2021 (the last trading day of fiscal 2021) through and including the end of the fiscal year for each year reported in the table.

34 |

PAY VERSUS PERFORMANCE
Relationship Between Pay and Performance
The charts shown below present a graphical comparison of Compensation Actually Paid to our CEOs and the average Compensation Actually Paid to our Other NEOs set forth in the Pay Versus Performance Table above, as compared against the following performance measures: our (1) total shareholder return (“TSR”) and (2) net income (loss).
Compensation Actually Paid Versus Company TSR

(1)	Total shareholder return in the above chart reflects the cumulative return of $100 as if invested in our Company stock on June 30, 2021, including reinvestment of any dividends.
Compensation Actually Paid Versus Net Income (Loss)

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid
Net Income (Loss)
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
$(6,000,000)
$(8,000,000)
$(10,000,000)
$100,000,000
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$-
$(20,000,000)
$(40,000,000)
$(60,000,000)
$(80,000,000)
$(100,000,000)
$91,060,000
$(7,385,000)
$(85,857,000)
2022
2023
2024
CEO 1
CEO 2
Average of Other NEOs
Net Income (Loss)

2024 PROXY STATEMENT | 35

PAY VERSUS PERFORMANCE
Equity Compensation Plan Information
The following table provides information about our common stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders[1]	194,366	$32.99	74,441[2]
Equity compensation plans not approved by security holders	50,000[3]	$223.00	4,260[4]
Total	244,366	$107.93	78,701

1
Includes shares granted through stock options, stock-settled SARs, restricted stock awards, RSUs, and PSUs under the 2004 Long Term Plan, 2016 Long Term Plan, and 2018 Long Term Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2024.

2
The Company’s 2018 Long Term Plan provides for the issuance of a maximum of 3,818,895 shares of the Company’s common stock through stock options, SARs, restricted stock, or RSUs. As of June 30, 2024, there are 51,282 shares available for future issuance under the 2018 Long Term Plan and 23,159 shares available for issuance under the Company’s Stock Purchase Plan.

3
Consists of stock-settled SARs granted to Hugh Sawyer, the Company’s former President and Chief Executive Officer, under the applicable stock exchange inducement grant exception to the rules for shareholder approval of equity plans in connection with the commencement of his employment with the Company.

4
The Company’s SPMP provided for the issuance of a maximum of 250,000 shares of the Company’s common stock upon purchase of shares at fair market value by eligible participants. As of June 30, 2024, there were 4,260 shares available for issuance under the SPMP; however, the SPMP was terminated in September 2024 such that no further shares or awards can be issued under the SPMP. The SPMP is described above under “SPMP RSUs” in the CD&A section of this Proxy Statement. The SPMP was not offered with respect to fiscal 2024 bonus payouts.

36 |

ITEM 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends that you vote FOR the approval of the compensation of our Named Executive Officers.

As required by SEC rules, we are providing shareholders with an annual, non-binding advisory vote to approve the executive compensation as disclosed in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):
“RESOLVED, that the shareholders of Regis Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”
Our executive compensation programs are based on our belief that attracting, retaining, and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achieving our financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we can best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals, all as described in the CD&A section of this Proxy Statement.
As described in the CD&A section of this Proxy Statement, the Compensation Committee selected adjusted EBITDA as the sole incentive metric for fiscal 2024, which the Compensation Committee believes is a critical measure for assessing the health of our core business. The Company exceeded the target level of adjusted EBITDA; however, the Compensation Committee excluded certain one-time items that favorably impacted adjusted EBITDA without contributing to the long-term health of the business and thus exercised negative discretion to reduce the amount of the payout. At the same time, the Compensation Committee approved a discretionary bonus to the CEO in recognition of the successful debt restructuring that was completed in June 2024 that puts the Company on solid financial footing and provides flexibility the Company has not had in years. All of these actions reflect the Compensation Committee’s commitment to pay for performance.
For a comprehensive description of our executive compensation program, philosophy, and objectives, including the specific elements of executive compensation that comprised the program in fiscal 2024, please refer to the CD&A section, as well as the Summary Compensation Table and accompanying narrative disclosures that follow the CD&A section, in this Proxy Statement.
This advisory vote will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there is a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.
Upon the recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.
2024 PROXY STATEMENT | 37

ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends that you vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2025. Although not required, the Board wishes to submit the selection of Grant Thornton LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.
Representatives of Grant Thornton LLP are expected to participate in the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.
Audit Fees
Aggregate audit fees billed for professional services rendered by Grant Thornton LLP were $585,000 for the year ended June 30, 2024, and $578,000 for the year ended June 30, 2023. Such fees were primarily for professional services rendered for the audit of our consolidated financial statements as of and for the years ended June 30, 2024 and June 30, 2023, reviews of our unaudited condensed consolidated interim financial statements and accounting consultations required to perform an audit in accordance with generally accepted auditing standards.
Audit-Related Fees
There were no audit-related services rendered by Grant Thornton LLP in the years ended June 30, 2024 or 2023.
Tax Fees
Aggregate non-audit related fees billed for tax services rendered by Grant Thornton LLP were $119,906 for the year ended June 30, 2024, and $39,244 for the year ended June 30, 2023. The tax fees were primarily for strategic tax planning, tax compliance, general tax consulting and assistance with income tax audits.
All Other Fees
There were no other services rendered by Grant Thornton LLP in the years ended June 30, 2024 or 2023.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has approved the engagement of Grant Thornton LLP to perform auditing services for the current fiscal year ending June 30, 2025. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All the professional services provided by Grant Thornton LLP during the year ended June 30, 2024 were approved or pre-approved in accordance with the policies of our Audit Committee.
38 |

AUDIT COMMITTEE REPORT
The Audit Committee reports to and assists the Board in providing oversight of the financial management, the independent auditor, and financial reporting procedures of the Company. Each member of the Audit Committee is “independent” within the meaning of applicable Nasdaq listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.
Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditor, Grant Thornton LLP, is responsible for auditing the financial statements and expressing opinions thereon.
In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Audit Committee discussed with the independent auditor matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the independent auditor’s independence.
The Audit Committee discussed with the independent auditor the overall scope and plans for its audit. The Audit Committee meets with the independent auditor, with and without management present, to discuss the results of its examinations, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2024 for filing with the SEC. The Audit Committee has also recommended to the Board the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025.
Lockie Andrews
Nancy Benacci
David J. Grissen
Michael J. Merriman, Chair
M. Ann Rhoades
Members of the Audit Committee
2024 PROXY STATEMENT | 39

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN

The Board unanimously recommends that you vote FOR approval of the Amended and Restated 2018 Long Term Incentive Plan.

Introduction
We are seeking shareholder approval for an amendment and restatement of the Regis Corporation 2018 Long Term Incentive Plan (the “2018 Plan”), to increase the number of shares of our common stock reserved for issuance under the 2018 Plan by an additional 225,000 shares, extend the term of the 2018 Plan, and make certain other changes to the 2018 Plan. The 2018 Plan originally became effective on October 23, 2018. On September 23, 2024, the Board approved, subject to shareholder approval, an amendment and restatement of the 2018 Plan (the “Restated Plan”). The Board believes that long-term equity incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term shareholder value creation, aligning executives’ interests with the interests of shareholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity incentives is considered to be of utmost importance to our success. No further awards may be made under our 2016 Long Term Incentive Plan (the “2016 Plan”), our Amended and Restated 2004 Long-Term Incentive Plan (“2004 Plan”) or our legacy SPMP. The terms of the Restated Plan shall apply to all awards granted under the 2018 Plan, except as otherwise stated in the Restated Plan. Awards outstanding under the 2016 Plan and the 2004 Plan will continue in accordance with their terms.
Shareholder Approval and Board Recommendation
Shareholder approval of the Restated Plan is being sought in order to (i) satisfy the shareholder approval requirements of the Nasdaq listing standards for certain of the amendments included in the Restated Plan, including the increase in the number of shares available for issuance under the Restated Plan by 225,000 shares, (ii) extend the term of the Restated Plan to the date that is 10 years after shareholder approval of the Restated Plan, (iii) obtain shareholder approval pursuant to Section 422 of the Internal Revenue Code (“Code”) to enable options granted under the Restated Plan to qualify as incentive stock options, and (iv) and make certain other changes to increase our flexibility in administering the Restated Plan. If the Restated Plan is not approved by our shareholders, the 2018 Plan will remain in effect and we will remain subject its existing share reserve. The Restated Plan is substantially similar to our 2018 Plan. The primary changes reflected in the Restated Plan, as compared to the 2018 Plan include:
•	Increase the shares available for issuance of awards by 225,000;
•	Extend the term of the 2018 Plan to the date that is 10 years from the date of shareholder approval of the Restated Plan;
•	Change the definition of change in control from requiring the acquisition of common or voting stock ownership of at least 49% of such stock to at least 20%;
•	Remove the fungible share ratio for new awards; and
•	Remove annual limits on grants of awards to any individual.
The 2018 Plan currently utilizes a “fungible share ratio” under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full value awards, such as restricted stock unit awards, reduce the share reserve on a two-for-one basis. Given our commitment to limiting annual potential incremental dilution attributable to equity incentive awards, we do not believe that continuing to include a “fungible share ratio” is necessary. We have been focused on prudently managing our annual equity usage as a percentage of our common stock outstanding. Under the Restated Plan, awards outstanding under the 2018 Plan, 2016 Plan, and 2004 Plan that are forfeited or cancelled, or settled or paid in cash that become available again for future awards under the Restated Plan will continue to increase the share reserve under the Restated Plan based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.
40 |

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
The Board believes that equity compensation is an important part of total compensation for our executives as well as for certain other senior and management-level employees. We believe that shareholders should approve the Restated Plan for the following reasons:
Compensation Philosophy. As described in the CD&A of this Proxy Statement, our compensation programs are intended to work together to reward our executive officers for achieving the pre-established business goals set by the Board, to induce their commitment and continued service with the Company, and to align their interests with those of our shareholders through equity compensation and stock ownership requirements. We believe that equity compensation is one of the most effective tools to achieve these goals, and consistent with our goals for the future, we believe that equity-based incentives will continue to play an important role in our ability to incentivize our executives and other employees. If sufficient shares are not available under the Restated Plan, in order to attract and retain qualified personnel, we may be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same shareholder-alignment as equity awards and would limit cash available for other purposes.
Plan Provisions Designed to Serve Shareholders’ Interests and Promote Effective Corporate Governance. The Restated Plan, which is summarized in more detail below, includes provisions described below in this proposal under “Key Compensation Practices” that are designed to serve the interests of our shareholders and promote effective corporate governance.
Reasonable Share Request. When the 2018 Plan was approved, we expected that we requested enough shares to make approximately five years of equity grants in the normal course. Now, six years later, we are requesting additional shares to make approximately two to three years of additional equity grants in the normal course. We expect to return to our shareholders to seek approval of additional shares for the Restated Plan at our 2026 annual meeting of shareholders.
Our Board recommends that our shareholders vote FOR approval of the Restated Plan.
Factors Considered in Setting Size of Requested Share Amount
As of September 1, 2024, the 2018 Plan had approximately 58,710 shares remaining available for issuance. Additional shares are being requested to help ensure the Company has sufficient shares to meet our anticipated needs to grant equity awards to incentivize and retain employees in future years. If the additional 225,000 shares are approved, 283,710 shares will be available under the Restated Plan, subject to any other shares returning to the authorized share pool between September 1, 2024, and the date of such approval.
In setting the proposed number of shares reserved and issuable under the Restated Plan, the Compensation Committee and our Board considered a number of factors as described below.
≤
Historical equity award burn rate. Our three-year average value-adjusted “burn rate” was 3.05% for fiscal years 2022 through 2024. We calculated value-adjusted burn rate by dividing (i) the sum of (A) the number of options multiplied by the option’s dollar value using a Black-Scholes model and (B) the number of full value awards multiplied by the stock price, by (ii) the weighted-average number of shares multiplied by the stock price.

Fiscal Year	Shares Granted	Basic Weighted Average Number of Common Shares Outstanding	Value-Adjusted Burn Rate
2024	12,948	2,339,287	0.55%
2023	112,182	2,311,759	4.32%
2022	107,319	2,179,103	4.27%
3-Year Average	77,483	2,276,716	3.05%

This compares to ISS benchmark guidance of a 4.52% value-adjusted burn rate for our industry classification (Consumer Services) among non-Russell 3000 companies; therefore, we believe that our historical value-adjusted burn rate is reasonable for a company of our size in our industry.
2024 PROXY STATEMENT | 41

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
≤
Overhang. As of September 1, 2024, there were 2,279,948 shares of our common stock issued and outstanding. As of September 1, 2024, we have 179,263 outstanding equity awards under the 2018 Plan, 52,676 outstanding equity awards under the 2016 Plan, and 4,182 outstanding equity awards under the 2004 Plan, totaling approximately 236,121 outstanding equity awards. As of August 30, 2024, the closing price of a share of our common stock on Nasdaq was $21.00.

These outstanding equity awards, together with the shares remaining available for issuance under the 2018 Plan (commonly referred to as the “overhang”), represent approximately 12.93% of the fully diluted number of shares of our common stock. The dilutive impact of the additional 225,000 shares that would be available for issuance under the Restated Plan would increase the overhang by approximately 9.87% percentage points to approximately 22.80% based on our fully diluted number of shares of our common stock as of September 1, 2024.
As of September 1, 2024, there were 196,868 options or stock appreciation rights (“SARs”) outstanding. Of these, 194,686 options and SARs were “underwater” as of such date (i.e., the exercise price for such option exceeds the fair market value of the shares underlying the award), representing approximately 99% of all outstanding options and SARs.

	Types of Awards		Weighted Average Exercise Price of Options/ SARs	Weighted Average Term to Expiration
	Options/ SARs	Full Value Awards
2004 Plan	569	3,613	$216.80	0.99 years
2016 Plan	50,000	2,676	$223.00	2.62 years
2018 Plan	146,299	32,964	$32.31	7.79 years

We have granted a significant portion of our equity awards in the form of stock options because of the strong linkage between stock option awards and stockholder return. Grantees only receive value from the options if there is an increase in the value of the Company’s shares following the date of grant. A grantee is unlikely to exercise an option that is underwater; therefore, if our stock price declines, the options may expire before ever being exercised. In addition, awards that are underwater may no longer provide the employee retention value that was intended when such awards were originally granted. Because 99% of our outstanding options and SARs are underwater, we believe that offering new awards will incentivize employees to stay with the company and remain motivated by offering a renewed opportunity for employees to benefit from future stock price increases.
≤
Expected share usage and burn rate. Generally, we expect to continue making equity awards consistent with our past practices, and to maintain an average annual burn rate in the near future in line with our average for the fiscal 2022–2024 period. On that basis, the Compensation Committee anticipates that the 225,000 additional shares available for future awards under the Restated Plan would be sufficient for equity awards for approximately two to three years at the current stock price.

Expectations regarding future share usage under the Restated Plan are naturally based on a number of assumptions regarding factors such as our future stock price performance, future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Restated Plan reserve through forfeitures, cancellations and the like, and the level at which performance-based awards pay out. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.
Key Compensation Practices
The Restated Plan continues to include a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:
•
Prohibits repricing or cancellation of awards for cash or other property or the grant of a full value award at a time when the exercise price of the award is greater than the current fair market value of a share of our common stock without shareholder approval;

•	Subjects most awards to a minimum one-year vesting period, subject to certain exceptions;
42 |

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
•
Prohibits the payment of dividends or dividend equivalents on stock options and SARs, and provides that any dividends or dividend equivalents payable with respect to shares or share equivalents subject to the unvested portion of a full value award will be subject to the same restrictions and risk of forfeiture as the shares or share equivalents to which such dividends or dividend equivalents relate;

•	Does not provide for any excise tax gross-ups on “parachute payments”;
•	Does not have an evergreen or similar provision providing for an automatic replenishment of shares available for grant;
•	Any shares acquired pursuant to an award are subject to our policy that provides for prohibitions on hedging transactions and pledging of our stock by our directors, officers and employees;
•	Prohibits the issuance of stock options or SARs at an exercise price that is less than the fair market value of our common stock on the date of grant;
•	Prohibits liberal share recycling;
•	Provides for the forfeiture and recoupment of incentive-based awards in the event of a financial restatement under our clawback policy;
•	Does not apply a “liberal” change in control definition to awards; and
•
Does not allow material modifications to the Restated Plan without prior shareholder approval, which includes amendments that would increase the number of shares of our common stock available, increase the award limits under the Plan, permit awards of options at a price less than fair market value, permit re-pricing of options or SARs, or expand the class of persons eligible to receive awards under the Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of Nasdaq or any other securities exchange applicable to us.

Summary of the Restated Long Term Incentive Plan
The major features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Restated Plan, which is attached to this Proxy Statement as Appendix A.
Administration
The Compensation Committee will administer the Restated Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the Restated Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Restated Plan may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the Restated Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the vesting and/or exercisability of an outstanding award. The Compensation Committee has authority to interpret the Restated Plan, and establish rules and regulations for the administration of the Restated Plan. The Compensation Committee may delegate its authority under the Restated Plan to members of the Board or executive officers of the Company as it relates to awards to persons not subject to Section 16 of the Exchange Act, and to other persons with regard to non-discretionary administration. In addition, the Board may replace the Compensation Committee with a different committee or exercise the powers of the Compensation Committee at any time, except with respect to the grant of awards to our executive officers. Each person who is or has been a member of the Compensation Committee or of the Board, and any other person to whom the Compensation Committee delegates authority under the Restated Plan, is indemnified by the Company from any loss resulting from any action taken or failure to act, made in good faith, under the Restated Plan.
Eligible Participants
Any employee or non-employee director who is selected by the Compensation Committee is eligible to receive an award under the Restated Plan. As of September 1, 2024, approximately 36 employees, including officers, and seven non-employee directors were eligible to be selected by the Compensation Committee to receive awards under the Restated Plan.
2024 PROXY STATEMENT | 43

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
Shares Available for Awards
Upon approval by our shareholders of this proposal, a maximum of 415,945 shares of common stock will have been authorized for issuance under the Restated Plan, which is comprised of the shares originally reserved for issuance under the 2018 Plan, shares added to the reserve from prior plan awards and the additional shares contemplated by this proposal.
If any shares of our common stock subject to any award under the 2018 Plan, or to an award under the 2016 Plan or the 2004 Plan that is outstanding on the date our shareholders approve the Restated Plan, expires, is forfeited or cancelled, or is settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, become available again for future awards under the Restated Plan. Each share that again becomes available for awards in such manner shall increase the share reserve, with the increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award., The 2018 Plan utilizes a “fungible share ratio” under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full value awards, such as restricted stock unit awards, reduce the share reserve on a two-for-one basis. Under the Restated Plan, all awards will reduce the share reserve on a one-for-one basis. However, shares tendered or withheld in payment of the purchase price of a stock option, shares tendered or withheld to satisfy a tax withholding obligation, shares repurchased with proceeds received by the Company from exercise of a stock option and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right may not be used again under the Restated Plan. Awards granted under the plan in substitution for awards previously granted in connection with a merger, consolidation or acquisition are not charged against the number of shares available for grant as awards under the Restated Plan.
Share Adjustment Provisions
In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Compensation Committee or the Board shall make such substitutions or adjustments as it deems equitable and appropriate. Similarly, in the event of any other change in capitalization, which may include a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation (other than a spinoff), or similar event affecting the Company or any of its subsidiaries, the Board or the Compensation Committee may make substitutions or adjustments as it deems equitable and appropriate. Any adjustments made in accordance with the two foregoing sentences need not be the same for all participants.
Types of Awards and Terms and Conditions
The Restated Plan permits the granting of:
•	Stock options (incentive stock options, non-qualified stock options);
•	Stock appreciation rights (SARs);
•	Restricted stock;
•	Restricted stock units;
•	Performance units; and
•	Other stock-based awards.
Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the Restated Plan or any other compensation plan. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value on the date of grant of such option or SAR. Determinations of fair market value under the Restated Plan will be made by reference to the closing price of our common stock on Nasdaq. The term of awards of the stock-based portion of the plan will not be longer than ten years.
Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period (not to exceed ten years), all as determined by the Compensation Committee. Employees of the Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be granted options to purchase common
44 |

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described above.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee permits exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the Participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date and have an aggregate value equal to the purchase price of the shares being purchased.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than ten years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.
The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the Restated Plan is equal to the size of the Restated Plan’s share reserve as described above, and as proposed to be increased.
Stock Appreciation Rights. The holder of an SAR is entitled to receive an amount in cash, shares of common stock or a combination thereof, equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Compensation Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the Restated Plan, as may be determined by the Compensation Committee.
Restricted Stock. The holder of restricted stock will own shares of our common stock (including, for example, the right to vote the shares of restricted stock). Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that we, or any of our subsidiaries or business units, satisfy specified performance goals. If the participant’s employment or service as a director, as applicable, terminates during the forfeiture period for any other reason, unvested restricted stock will be forfeited, unless the Compensation Committee determines that it would be in the Company’s best interest to waive the remaining restrictions. We have not granted restricted stock in recent years.
Restricted Stock Units. The holder of a restricted stock unit is entitled to receive a share of our common stock, or cash in the amount of the fair market value of a share of common stock, as of a future date, subject to certain restrictions and to a risk of forfeiture. A stock unit award vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the Restated Plan, as may be determined by the Compensation Committee.
Performance Awards. The Compensation Committee may grant performance unit awards under the Restated Plan as a performance-based award if the Compensation Committee establishes one or more measures of corporate, business unit, or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions, and/or settlement of such award. Participants are entitled to receive payment for a performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied.
Performance goals may be based on a number of performance criteria, either alone or in any combination, and on any of an individual, consolidated or a business unit level, and on an absolute or relative basis compared to other companies and indexes or other external measures, including: earnings per share (EPS), sales, cash flow, cash flow from operations, operating profit or income, net income, operating margin, net income margin, return on net assets, economic value added, return on total assets, return on common equity, return on total capital, total shareholder return, revenue, revenue growth, earnings before interest,
2024 PROXY STATEMENT | 45

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
taxes, depreciation and amortization (EBITDA), EBITDA growth, funds from operations per share and per share growth, cash available for distribution, cash available for distribution per share and per share growth, share price performance or improvements in the Company’s attainment of expense levels, implementation or completion of critical projects and any other performance criteria approved in the discretion of the Compensation Committee.
The foregoing criteria shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items as the Compensation Committee may specify: unusual or non-recurring items, as defined by GAAP; effects of changes in applicable tax laws or accounting principles; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to a participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Compensation Committee may specify. The Compensation Committee has the right to adjust any amount determined to be otherwise payable in connection with such an Award.
Other Stock-Based Awards. Other awards of our common stock and other awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, our common stock also may be granted under the Restated Plan.
Minimum Vesting. The Restated Plan provides that except as otherwise provided in an award agreement, time-based awards shall be subject to a vesting period of not less than one year from the applicable grant date, and performance-based awards shall subject to subject to a performance period of not less than one year. These minimum vesting and performance periods will not apply in connection with: (i) a change in control, (ii) a termination of employment or other service without cause, for good reason or due to death or disability, (iii) to a substitute award that does not reduce the vesting period of the award being replaced, (iv) awards made in payment of or exchange for other compensation already earned and payable, (v) the acquisition of shares of common stock for consideration based on the fair market value of our common stock and (vi) awards involving an aggregate number of shares not in excess of 5% of the Restated Plan’s share reserve. For purposes of awards to our non-employee directors, a vesting period will be deemed to be one year if runs from the date of one of our annual shareholder meetings to the date of the next annual shareholder meeting.
Effect of Termination of Employment or Other Service. Unless otherwise set forth in an applicable award agreement, if a participant ceases to be employed by or provide other services to us and our subsidiaries, unvested awards under the Restated Plan will be immediately forfeited; provided that if a participant’s termination of employment is due to death or disability, (i) any unvested options, SAR awards, restricted stock and restricted stock units will fully vest and (ii) any performance units will vest as to a pro rata share of the award (based on the portion of the performance period during which the participant was providing services to the Company or an affiliate) earned during the performance period in which such termination occurs. Upon termination due to death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of termination. Upon termination for any reason other than death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of termination; however, if the participant dies during this three-month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination.
Dividends and Dividend Equivalents. The Restated Plan prohibits the payment of dividends or dividend equivalents on stock options and SARs. It also provides that with respect to any dividends or distributions payable with respect to shares of our common stock that are subject to the unvested portion of a restricted stock or any other stock-based award involving the issuance of shares of our common stock upon the grant of the award will be subject to the same restrictions and risk of forfeiture as the underlying shares of our common stock to which such dividends or distributions relate. The Restated Plan permits the Compensation Committee, in its discretion, to provide in an award agreement for restricted stock units, performance units or any other stock-based awards involving the issuance of units or rights to receive shares of our common stock, that the participant will be entitled to receive dividend equivalents (based on dividends actually declared and paid on outstanding shares of our common stock) on the units or other share equivalents subject to the foregoing types of awards, and those dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which those dividend equivalents relate.
Duration, Termination and Amendment. Unless the Restated Plan is discontinued or terminated by the Board, the Restated Plan will expire on the tenth anniversary of the date of approval of the Restated Plan by our shareholders. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Restated Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.
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ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
The Board and, pursuant to the delegation of its authority, the Compensation Committee may amend, alter or discontinue the Restated Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock available, increase the award limits under the Restated Plan, reprice awards of options or SARs at a price less than fair market value, permit repricing of options or SARs or expand the class of persons eligible to receive awards under the Restated Plan. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of Nasdaq or any other securities exchange applicable to us.
Change in Control. In the event of a change in control, each outstanding award will be treated as the Compensation Committee determines, including, without limitation, that (1) awards may be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (2) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such change in control; (3) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such change in control, and, to the extent the Compensation Committee determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (4) (A) the termination of an award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Compensation Committee determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then we may terminate the award without payment), or (B) the replacement of an award with other rights or property selected by the Compensation Committee in its sole discretion; or (5) any combination of the foregoing. The Compensation Committee will not be required to treat all awards similarly in the transaction.
In the event that the successor corporation does not assume or substitute an award (or portion thereof) and unless otherwise provided in an award agreement, the award will vest in full and the participant will have the right to exercise such outstanding option and SAR, all restrictions on such restricted stock, restricted stock units and other stock-based awards will lapse, and, with respect to any performance-based awards, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option or SAR is not assumed or substituted in the event of a merger or change in control, the Compensation Committee will notify the participant in writing or electronically that such option or SAR will be exercisable for a period of time determined by the Compensation Committee in its sole discretion, and the option or SAR will terminate upon the expiration of such period.
Unless otherwise provided in an award agreement, if an award is assumed or substituted and during the one year period following a Change in Control the participant (i) is terminated without cause by the Company (or any successor entity) or (ii) resigns with good reason, then the participant will fully vest in and have the right to exercise such outstanding replacement awards that are options and SARs, all restrictions on any replacement awards that are restricted stock, restricted stock units and other stock-based awards will lapse, and, with respect to performance-based vesting awards, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
With respect to awards granted to a non-employee director, in the event of a Change in Control, the participant will fully vest in and have the right to exercise such outstanding replacement awards that are options and SARs, all restrictions on any replacement awards that are restricted stock, restricted stock units and other stock-based awards will lapse, and, with respect to performance-based vesting awards, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
Prohibition on Repricing Awards
No option or SAR may be amended to reduce its exercise price, no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, and no award may be cancelled in exchange for cash or other property or the grant of a full value award at a time when the exercise price of the award is greater than the current fair market value of a share of our common stock, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the Restated Plan.
2024 PROXY STATEMENT | 47

ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
Transferability of Awards
In general, no right or interest in any award under the Restated Plan may be sold, assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any award held by such permitted transferee will remain subject to the same terms and conditions that were applicable to the award before the transfer thereof.
Federal Income Tax Consequences
The following is a general summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the Restated Plan, based on current statutes, regulations and interpretations. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. This summary is general in nature and not intended as tax advice to participants, who should consult their own tax advisors. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.
Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the Restated Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a short-term or long-term capital gain or loss (depending on the applicable holding period). The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If a participant is granted an incentive stock option under the Restated Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Restricted Stock. A participant will not recognize taxable income when an award of restricted stock is granted and the Company will not be entitled to a tax deduction at such time, unless the award holder makes an election under Section 83(b) of the Code to be taxed at grant. If such an election is made, the award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time of the grant equal to the fair market value of the shares of restricted stock at such time. The Company is entitled to a corresponding deduction at the time ordinary income is recognized by the award holder.
Other Awards. The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns. Stock unit awards and other equity-based awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income.
Section 162(m) of the Code. Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to “covered employees.” Therefore, the Company will be unable to receive a full income tax deduction for any award granted to a covered person under Section 162(m) under the Restated Plan to the extent it causes such employee’s annual compensation to exceed $1,000,000.
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ITEM 4: APPROVAL OF THE AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
Delivery of Shares for Tax Obligation. Under the Restated Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the Restated Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A of the Code but fails to comply, in operation or form, with the requirements of Section 409A of the Code, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Plan Benefits
The amount, type and timing of awards granted under the Restated Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Restated Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.
2024 PROXY STATEMENT | 49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During fiscal 2024 and fiscal 2023, we were not a party to any related party transactions covered by the Exchange Act rules.
Our Related Party Transaction Approval Policy sets forth our policies and procedures for the review and approval of certain related party transactions by the Nominating and Corporate Governance Committee. The policy applies to any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements, or relationships in which the Company, or any of its subsidiaries, is or will be a participant and in which a related person has a direct or indirect interest, but exempts the following:
•	Payment of compensation by the Company to a related party for the related party’s service to the Company as a director, officer or employee;
•	Transactions available to all employees or all shareholders of the Company on the same terms;
•
Transactions that, when aggregated with the amount of all other transactions between the Company and the related party or any entity in which the related party has an interest, involve less than $10,000 in a fiscal year; and

•	Transactions in the ordinary course of the Company’s business at the same prices and on the same terms as are made available to customers of the Company generally.
The Nominating and Corporate Governance Committee must approve any related party transaction subject to this policy before commencement of the related party transaction; provided, however, that if a related party is only first identified after it commences or first becomes a related party transaction, it must be brought to the Nominating and Corporate Governance Committee for approval or a determination that the transaction should be terminated. Alternatively, the Nominating and Corporate Governance Committee has delegated authority to its Chair to approve related party transactions if they arise between the Nominating and Corporate Governance Committee’s meetings.
The Nominating and Corporate Governance Committee will analyze the following factors, in addition to any other factors it deems appropriate, in determining whether to approve a related party transaction:
•	Whether the terms are fair to the Company;
•	Whether the transaction is material to the Company;
•	The role the related party has played in arranging the related party transaction;
•	The structure of the related party transaction; and
•	The interests of all related parties in the related party transaction.
The Nominating and Corporate Governance Committee may, in its sole discretion, approve or deny any related party transaction. A transaction will be approved only if it the Nominating and Corporate Governance Committee determines that it is not inconsistent with the interests of the Company and our shareholders. Approval of a related party transaction may be conditioned upon the Company and the related party taking any actions that the Nominating and Corporate Governance Committee deems appropriate.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of September 1, 2024, the ownership of our common stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each named executive officer identified in the Summary Compensation Table, and by all current executive officers, directors and director nominees as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416. Our Company had 2,279,948 shares of common stock issued and outstanding as of September 1, 2024.

Name of Beneficial Owner or Identity of Group		Number of Shares Beneficially Owned[1,2](#)	Percent of Class (%)
More than 5% Shareholders	First Manhattan Co. LLC[3]	221,250	9.7
Named Executive Officers	Matthew Doctor	21,229	*
	Kersten D. Zupfer	3,726	*
	John C. Davi	6,704	*
Directors and Nominees (in addition to Mr. Doctor, who is listed above):	Lockie Andrews	6,641	*
	Nancy Benacci	2,182	*
	David J. Grissen	16,003	*
	Mark S. Light	9,526	*
	Michael Mansbach	6,687	*
	Michael J. Merriman	10,540	*
	M. Ann Rhoades	8,953	*
	All current executive officers, directors, and director nominees as a group (14 persons)[4]	124,102	5.3

*	less than 1%
1
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units that vest within 60 days or have vested but have not yet been distributed: 2,141 shares for Ms. Andrews, 7,753 shares for Mr. Grissen, 5,026 shares for Mr. Light, 2,187 shares for Mr. Mansbach, 5,540 shares for Mr. Merriman, and 4,453 shares for Ms. Rhoades.

2
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to stock options that are exercisable or will become exercisable within 60 days: 19,750 shares for Mr. Doctor, 6,568 shares for Ms. Zupfer, 5,749 shares for Mr. Davi, 4,500 shares for Ms. Andrews, 2,182 shares for Ms. Benacci, 1,390,500 shares for Mr. Doctor, 8,250 shares for Mr. Grissen, 4,500 shares for Mr. Light, 4,500 shares for Mr. Mansbach, 4,500 shares for Mr. Merriman, 4,500 shares for Ms. Rhoades, 3,743 shares for Ms. Zupfer, and 15,080 shares for the Company’s other executive officers.

3
Based on information in a Schedule 13G/A filed by First Manhattan Co. LLC. (“First Manhattan”) on February 12, 2024, First Manhattan reported sole voting power over 117,500 shares, shared voting power over 103,750 shares, sole dispositive power over 117,500 shares, and shared dispositive power over 103,750 shares. The address for First Manhattan is 399 Park Avenue, New York, NY 10022.

4	See footnotes 1 and 2 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.
2024 PROXY STATEMENT | 51

OTHER INFORMATION
2024 Annual Meeting of Shareholders
This Proxy Statement is furnished to shareholders of the Company in connection with the solicitation on behalf of our Board of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
The address of our principal executive office is 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416.
Availability of Proxy Materials
As permitted by rules adopted by the SEC, we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of the Annual Meeting. In accordance with such SEC rules, we will send shareholders of record as of the close of business on September 9, 2024 a Notice of Internet Availability of Proxy Materials (the “Notice”), which mailing will commence on or about September 26, 2024. The Notice contains instructions on how shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.
Participating in the Annual Meeting
The Annual Meeting will be held at 9:00 a.m. Central Time on November 6, 2024. The Annual Meeting will be conducted completely as a virtual meeting via the Internet. Shareholders may access the meeting and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/RGS2024. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on September 9, 2024, the record date, or hold a valid proxy for the meeting. Shareholders will need the 16-digit control number included in the Notice, on the proxy card, or in the instructions that accompanied the proxy materials to access the Annual Meeting. Shareholders may log in to the virtual meeting platform beginning at 8:45 a.m. Central Time on November 6, 2024. Shareholders of record and beneficial owners as of the record date may vote their shares electronically live during the Annual Meeting.
Shareholders may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/RGS2024 or in advance of the meeting at www.proxyvote.com after logging in with your control number.
If you experience technical difficulties during the meeting or have trouble accessing the Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
Solicitation and Revocation of Proxies
In addition to the use of the mail, proxies may be solicited personally or by mail, telephone, fax, email, Internet, or other electronic means by our directors, officers, and regular employees who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements.
We will pay all solicitation expenses in connection with the Notice, this Proxy Statement and any related proxy soliciting material of the Board, including the expense of preparing, printing, assembling, and mailing such material.
Proxies to vote at the Annual Meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by participating in the Annual Meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Chief Financial Officer at the address set forth above prior to the Annual Meeting. Such proxies, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the specifications indicated thereon. If a proxy is signed and returned and no direction is given, the proxy will be voted in accordance with the Board recommendation on each proposal, as set forth below.
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OTHER INFORMATION
Voting at the Annual Meeting
If you are a shareholder of record as of the record date, you can vote your shares in any of the following ways:
•
By Internet: You can vote via the Internet by following the instructions on the Notice or by accessing, before the meeting, www.proxyvote.com or, during the meeting, www.virtualshareholdermeeting.com/RGS2024 and following the instructions contained on that website;

•	By Telephone: In the United States and Canada, you can vote by telephone by following the instruction in the Notice or by calling 1-800-690-6903 and following the instructions; or
•
By Proxy: You can vote by mail by requesting a full packet of proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the enclosed proxy card and return it per the instructions on the card.

Unless you vote live at the Annual Meeting, we must receive your vote by 11:59 p.m. Central Time on November 5, 2024, the day before the Annual Meeting, for your vote by proxy to be counted.
If You Hold Your Shares in “Street Name”
If you hold your shares in “street name,” i.e., through a bank, broker, or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of directors and the Say-on-Pay proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote on these matters by following the instructions provided to you by your custodian. Please note that if you intend to vote your street name shares by participating in the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.
2024 PROXY STATEMENT | 53

OTHER INFORMATION
Voting Rights and Requirements
Only shareholders of record as of the close of business on September 9, 2024 will be entitled to sign proxies or to vote. On that date, there were 2,285,332 shares issued, outstanding, and entitled to vote. Each share of common stock is entitled to one vote. A majority of the outstanding shares present or by proxy at the Annual Meeting is required to transact business and constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.
Vote Required
The table below summarizes the proposals that will be voted on, the vote required to approve each item, voting options, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation[1]	Broker Discretionary Voting Allowed[2]	Impact of Abstention
Item 1 Election of the eight director nominees listed in this Proxy Statement	Majority of votes cast “FOR” must exceed “AGAINST” votes[3]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 2 Advisory “Say-on-Pay” vote	We will consider our shareholders to have approved this advisory proposal if the votes cast “FOR” exceed the votes cast “AGAINST”[4]	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Item 3 Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal 2024
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting
		“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
Item 4 Approval of the Amended and Restated 2018 Long Term Incentive Plan
Majority of votes present in person or by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting
		“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None

1	If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
2
A broker non-vote will not count as a vote for or against a director, the Say-on-Pay vote, or the approval of the Amended and Restated 2018 Long Term Incentive Plan vote. For Items 3 and 4, a broker non-vote will have no effect unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting is required in order to approve the item, then a broker non-vote will have the same effect as a vote “AGAINST.”

3
In an uncontested election of directors at which a quorum is present, if any nominee for director receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the Board following certification of the shareholder vote. Our Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the election. The nominee who tendered his or her resignation will not participate in the Board decisions. Cumulative voting in the election of directors is not permitted.

4
The advisory Say-on-Pay vote is not binding on us; however, we will consider the shareholders to have approved the compensation of our named executive officers if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.

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OTHER INFORMATION
Proposals of Shareholders
Shareholders who intend to present proposals at the 2025 annual meeting of shareholders, and who wish to have such proposals included in our proxy statement for the 2025 annual meeting, must be certain that such proposals are received by us not later than May 29, 2025. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for our 2025 annual meeting.
For shareholders who intend to present proposals or director nominees directly at the 2025 annual meeting and not for inclusion in our 2025 proxy statement, we must receive notice of such proposal not later than August 8, 2025 and not earlier than July 9, 2025, provided that in the event that the date of the 2025 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the 2025 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such proposals must meet the requirements set forth in our bylaws in order to be presented at our 2025 annual meeting. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 7, 2025.
Proposals and notices of intention to present proposals at our 2025 annual meeting should be addressed to our Chief Financial Officer, Regis Corporation, 3701 Wayzata Boulevard, Suite 600, Minneapolis, Minnesota 55416.
Annual Report to Shareholders and Form 10-K
Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2024, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to our Chief Financial Officer, at our address stated herein.
Notice of Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on November 6, 2024. The Notice and Proxy Statement and Annual Report on Form 10-K are available in the Investor Relations section of our website at www.regiscorp.com.
General
The Board knows of no other matter to be acted upon at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.
Your vote is very important no matter how many shares you own.
You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by telephone or through the Internet in accordance with the voting instructions provided to you.
By Order of the Board

Kersten D. Zupfer
Chief Financial Officer
September 26, 2024
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APPENDIX A: Amended and Restated
2018 Long Term Incentive Plan
I.	Establishment and Purpose
1.1
Establishment. Regis Corporation (the “Company”) previously adopted the Regis Corporation 2018 Long Term Incentive Plan (the “Plan”), effective as of October 23, 2018 (the “Effective Date”). The Board has adopted this amendment and restatement of the Plan on September 23, 2024, and this amended and restated Plan will be effective on the date of its shareholder approval. The Company believes that the Plan will benefit the Company’s shareholders by allowing the Company to attract, motivate and retain the best available Employees and Outside Directors and by providing those Employees and Outside Directors stock-based incentives to strengthen the alignment of interests between those persons and the Company’s shareholders. The terms of this Plan as amended and restated shall apply to all Awards granted under the Plan, unless otherwise provided herein.

1.2
Purpose. The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by motivating performance through incentive compensation. The Plan also is intended to encourage Participant ownership in the Company, attract and retain talent, and enable Participants to participate in the long-term growth and financial success of the Company. The Plan and the grant of Awards thereunder are expressly conditioned upon the Plan’s approval by the shareholders of the Company.

II.	Definitions
For purposes of the Plan, the following terms are defined as set forth below:
2.1
“Affiliate” means any entity that is a subsidiary or a parent corporation, as defined in Section 424(e) of the Code, of the Company or any other entity designated by the Committee as covered by the Plan in which the Company has, directly or indirectly, at least a 20% voting interest.

2.2
“Agreement” means any agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, and any amendments thereto. An Agreement is subject to the terms and conditions of the Plan.

2.3
“Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or other stock-based award granted to a Participant under the Plan. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4
“Beneficiary” means any person or other entity, which has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the compensation, specified under the Plan to the extent permitted. If there is no designated beneficiary, then the term means any person or other entity entitled by will or the laws of descent and distribution to receive such compensation.

2.5	“Board” means the Board of Directors of the Company.
2.6
“Cause” means, for purposes of determining whether and when a Participant has incurred a Separation from Service for Cause, any act or omission which permits the Company to terminate the written employment agreement or arrangement (including an Agreement) between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement. In the event there is no such agreement or arrangement (including an Agreement) or such agreement or arrangement does not define the term “Cause,” then “Cause” means, (1) for Awards granted after the Restatement Date, (a) the Participant’s conviction or plea of guilty, no contest or otherwise being found to be or held accountable or responsible for a felony or any crime involving moral turpitude; (b) substantial and repeated non-performance by the Participant of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the Participant and reasonable opportunity (not less than thirty (30) days) to cease such non-performance; (c) the Participant engaging in gross misconduct with respect to the Company or any Affiliate; (d) the Participant’s violation of any material Company policy or Company code of conduct, or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any of its Affiliates; (e) the Participant’s material breach of any fiduciary duty to the Company or any Affiliate; or (f) the Participant engaging in fraudulent, dishonest, unethical, dishonorable or disruptive behavior, practices or acts, or any other misconduct, which

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APPENDIX A
would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors, as determined by the Company; and (2) for Awards granted prior to the Restatement Date, (a) (i) a felony conviction under any Federal or state statute which is materially detrimental to the financial interests of the Company, or (ii) willful non-performance by the Participant of his or her material employment duties other than by reason of his or her physical or mental incapacity after reasonable written notice to the Participant and reasonable opportunity (not less than thirty (30) days) to cease such non-performance; or (b) the Participant willfully engaging in fraud or gross misconduct which is materially detrimental to the financial interests of the Company.
2.7	“Change in Control” means the first to occur of any of the following events:
(1)
any Person is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of twenty percent (20%) or more of either (a) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), except for an acquisition by an entity resulting from a Business Combination (as defined below) in which clauses (i) and (ii) of subparagraph (2) applies, provided that a Change in Control shall not occur if a person becomes the beneficial owner of twenty percent (20%) or more of the Outstanding Common Stock or Outstanding Voting Securities solely as the result of a change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities since the last date on which such person acquired beneficial ownership of any shares of Common Stock or voting securities (provided, however, that if a person becomes the beneficial owner of twenty percent (20%) or more of the Outstanding Common Stock or Outstanding Voting Securities by reason of such change in the aggregate number of shares of Outstanding Common Stock or Outstanding Voting Securities and thereafter becomes the beneficial owner of any additional shares of Common Stock or voting securities (other than pursuant to a dividend or distribution paid or made by the Company on the Outstanding Common Stock or Outstanding Voting Securities or pursuant to a split or subdivision of the Outstanding Common Stock or Outstanding Voting Securities), then a Change in Control shall occur unless upon becoming the beneficial owner of such additional shares of Common Stock or voting securities such person does not beneficially own twenty percent (20%) of the Outstanding Common Stock or Outstanding Voting Securities);

(2)
consummation of (a) a merger or consolidation of the Company with or into another entity, (b) a statutory share exchange or (c) the acquisition by any person (as defined above) of all or substantially all of the assets of the Company (each, a “Business Combination”), unless immediately following such Business Combination, (i) all or substantially all of the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the voting power of the then outstanding shares of voting stock (or comparable voting equity interests) of the surviving or acquiring entity resulting from such Business Combination (including such beneficial ownership of an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), in substantially the same proportions (as compared to the other beneficial owners of the Company’s voting stock immediately prior to such Business Combination) as their beneficial ownership of the Company’s voting stock immediately prior to such Business Combination and (ii) no person (as defined above) beneficially owns, directly or indirectly, twenty percent (20%) or more of the voting power of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity (other than a direct or indirect parent entity of the surviving or acquiring entity, that, after giving effect to the Business Combination, beneficially owns, directly or indirectly, 100% of the outstanding voting stock (or comparable equity interests) of the surviving or acquiring entity), or

(3)	Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board;
provided, however, that for any payment with respect to any Award under the Plan that is subject to Code Section 409A, the Change in Control must also be a change in control event under Treas. Reg. Section 1.409A-3(i)(5).
2.8.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor, along with related rules, regulations and interpretations.
2.9	“Commission” means the Securities and Exchange Commission or any successor thereto.
2.10
“Committee” means the committee of the Board responsible for granting Awards under the Plan, which shall be the Compensation Committee of the Board, until such time as the Board may designate a different committee. The

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APPENDIX A
Committee shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3. In addition, each member of the Committee must be an “independent director” as determined under the corporate governance rules of the New York Stock Exchange, as amended from time to time.
2.11
“Common Stock” means the shares of the Company’s common stock, $0.05 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the common stock of any successor to the Company which is designated for the purpose of the Plan.

2.12
“Company” means Regis Corporation, a Minnesota corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

2.13
“Continuing Directors” means an individual (1) who is, as of the Restatement Date, a director of the Company, or (2) who becomes a director of the Company after the Restatement Date and whose initial election, or nomination for election by the Company’s shareholders, was approved by a majority of the then Continuing Directors, but excluding, for purposes of this clause (2), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a Person (or group of Persons who act, or agree to act together, for the purpose of acquiring, holding, voting or disposing of securities of the Company) other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.

2.14
“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15	“Employee” means an employee of the Company or an Affiliate whose compensation is reported on Form W-2.
2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
2.17	“Exercise Price” means the price at which the Common Stock may be purchased under an Option or may be obtained under a Stock Appreciation Right.
2.18
“Fair Market Value” means the value of one share of Common Stock, determined pursuant to the applicable method described below, without regard to whether the Common Stock is restricted or represents a minority interest:

(1)
if the Common Stock is listed on a securities exchange or quoted on an automated quotation system, the closing price of a share of Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported) or if a closing price was not reported on the grant date, then the arithmetic mean of the high and low prices on that date or on the first preceding trading date, as reported by the principal national exchange on which such shares of Common Stock are traded (in the case of an exchange) or by the automated quotation system, as the case may be;

(2)
if the Common Stock is not listed on a national securities exchange or quoted on the automated quotation system, but is actively traded in the over-the counter market, the average of the closing bid and asked prices for a share of Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

(3)
if, on the relevant date, the Common Stock is not publicly traded or reported as described in (1) or (2) above, the value determined by the reasonable application of a reasonable valuation method which is consistent with Treas. Reg § 1.409A-1(b)(5)(iv), selected in good faith by the Board.

2.19	“Full Value Award” means an Award other than a Stock Option or Stock Appreciation Right.
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APPENDIX A
2.20
“Good Reason” means, for purposes of determining whether and when a Participant has incurred a Separation from Service for Good Reason, any act or omission which permits the Participant to terminate the written employment agreement or arrangement between the Participant and the Company or an Affiliate for “good reason” as defined in such agreement or arrangement (including an Agreement). In the event there is no such agreement or arrangement (including an Agreement) or such agreement or arrangement does not define the term “Good Reason,” then “Good Reason” means the occurrence, without the express written consent of the Participant, of any of the following:

(1)	any material diminution in the nature of the Participant’s authority, duties or responsibilities;
(2)
for Awards granted prior to the Restatement Date, any reduction by the Company in the Participant’s then-effective base salary or target bonus percentage; and for Awards granted after the Restatement Date, any reduction by the Company in the Participant’s then-effective base salary; in each case other than an across the board reduction of not more than 10% that applies to all other similarly-situated employees of the Company; or

(3)
following a Change in Control, failure by the Company to continue in effect (without substitution of a substantially equivalent plan or a plan of substantially equivalent value) any compensation plan, bonus or incentive plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or other benefit plan or arrangement in which the Participant is then participating;

provided that the Participant notifies the Company of such condition set forth in clause (1), (2) or (3) of this definition within ninety (90) days of its initial existence and the Company fails to remedy such condition within thirty (30) days of receiving such notice (the “Cure Period”) and the Participant delivers written notice of termination of employment to the Company’s Human Resources Department within thirty (30) days following the end of the Cure Period.
Notwithstanding the definition of Good Reason as determined under this Section 2.20, if such a definition would cause: (a) an Award which would otherwise be exempt from Code Section 409A to become subject to Code Section 409A, or (b) an Award or any payment with respect to an Award to be subject to accelerated taxation and/or tax penalties under Section 409A, Good Reason shall not be deemed to occur unless the occurrence also constitutes “good reason” under Treasury Regulation § 1.409A-1(n)(2).
2.21	“Grant Date” means the date as of which an Award is granted pursuant to the Plan or such later effective date for the Award as specified at the time of grant.
2.22	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
2.23	“Non-Qualified Stock Option” means an Option to purchase Common Stock in the Company granted under the Plan, the taxation of which is pursuant to Section 83 of the Code.
2.24	“Option Period” means the period during which the Option remains outstanding in accordance with an Agreement and Article VI.
2.25	“Outside Director” means a member of the Board who is not an Employee.
2.26	“Parent” means a “parent corporation,” as defined in Code Section 424(e).
2.27
“Participant” means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan. In the event that a Representative is appointed for a Participant, then the term “Participant” shall mean such appointed Representative. Notwithstanding the appointment of a Representative, the term “Separation from Service” shall mean the Separation from Service of the Participant.

2.28	“Performance Unit” shall have the meaning set forth in Section 9.1 hereof.
2.29	“Person” means any person within the meaning of Section 2(a)(2) of the Securities Act of 1933 and Section 14(d) of the Exchange Act.
2.30	“Plan” means the Amended and Restated Regis Corporation 2018 Long Term Incentive Plan, as herein set forth and as may be amended from time to time.
2.31
“Prior Plans” means the Regis Corporation Amended and Restated 2004 Long Term Incentive Plan and the Regis Corporation 2016 Long Term Incentive Plan (each, a “Prior Plan”), and awards outstanding under the Prior Plans as of the Effective Date shall be referred to as “Prior Plan Awards.”

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APPENDIX A
2.32
“Qualifying Separation from Service” means any of the following terminations of employment or service, as applicable, that occurs during the one-year period following a Change in Control: (i) a termination of the Participant’s employment or services without Cause, or (ii) a resignation by the Participant with Good Reason.

2.33
“Representative” means (a) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant’s primary residence at the date of the Participant’s death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (d) the person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

2.34	“Restatement Date” means the date the Amended and Restated Regis Corporation 2018 Long Term Incentive Plan is approved by the Company’s shareholders.
2.35	“Restricted Stock” means Common Stock granted to a Participant under Section 8.1 hereof and which is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.
2.36
“Restricted Stock Unit” means an Award to a Participant under Section 8.1 hereof under which no Common Stock actually is awarded to the Participant on the date of grant. Each Award of a Restricted Stock Unit entitles a Participant to receive a share of Common Stock, or cash in the amount of the Fair Market Value of a share of Common Stock, as of a future date, subject to certain restrictions and to a risk of forfeiture.

2.37	“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.
2.38
“Separation from Service” means (1) with respect to an Employee, the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in such person’s ceasing, for whatever reason, to be any and all of an officer or employee of the Company or of any Affiliate, including, without limitation, death, Disability, dismissal, voluntary resignation, retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of a business owned or operated by the Company or its Affiliates, and (2) with respect to any Outside Director, means that the individual no longer serves as a member of the Board (whether as an Employee or Outside Director). Notwithstanding the foregoing, no Separation from Service shall be deemed to have occurred in the case of (a) an approved leave of absence, or (b) any change in status from Employee to an Outside Director (or vice versa) so long as the individual remains in the service of the Company or any Affiliate in a capacity that satisfies the eligibility conditions of Article V. Notwithstanding the foregoing provisions of this definition, with respect to the time or form of payment of upon a Separation from Service under an Award (a) which would otherwise be exempt from Code Section 409A to become subject to Code Section 409A, or (b) an Award or any payment with respect to an Award to be subject to accelerated taxation and/or tax penalties under Section 409A, a Participant shall not be considered to have experienced a “Separation from Service” unless the Participant has experienced a “separation from service” within the meaning of Code Section 409A.

2.39	“Stock Appreciation Right” means a right granted under Article VII.
2.40	“Stock Option” or “Option” means a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock at a specified price during specified time periods.
In addition, certain other terms used herein have definitions given to them in the first place in which they are used.
III.	Administration
3.1	Committee Structure and Actions. The Plan shall be administered by the Committee in accordance with the rules and responsibilities of the Committee.
3.2	Committee Authority. Subject to the terms of the Plan, the Committee shall have the authority:
(1)	to select those persons to whom Awards may be granted from time to time;
(2)	to determine whether and to what extent Awards are to be granted hereunder;
(3)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;
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APPENDIX A
(4)
to determine the terms and conditions of any Award granted hereunder, provided that the Exercise Price of any Option or Stock Appreciation Right shall not be less than the Fair Market Value per share of Common Stock as of the Grant Date;

(5)	to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 13.1;
(6)	to determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred;
(7)	to provide for the forms of Agreement to be utilized in connection with this Plan;
(8)
to determine what legal requirements are applicable to the Plan, Awards, and the issuance of Common Stock, and to require of a Participant that appropriate action be taken with respect to such requirements;

(9)	to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;
(10)
to require as a condition of the exercise of an Award or the issuance or transfer of a certificate (or other representation of title) of Common Stock, the withholding from a Participant of the amount of any taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

(11)	to determine whether and with what effect an individual has incurred a Separation from Service;
(12)	to determine the restrictions or limitations on the transfer of Common Stock;
(13)	to determine whether an Award is to be adjusted, modified or purchased, or is to become fully vested and/or exercisable under the Plan or the terms of an Agreement;
(14)	to determine the permissible methods of Award exercise and payment within the terms and conditions of the Plan and the particular Agreement;
(15)	to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan; and
(16)	to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.
The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee’s policies and procedures may differ with respect to Awards granted at different times and may differ with respect to a Participant from time to time, or with respect to different Participants at the same or different times.
Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. Any determination shall not be subject to de novo review if challenged in court.
3.3
Delegation of Authority. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to determine and administer Awards to Participants who are not subject to Section 16 of the Exchange Act to one or more persons who are either members of the Board or executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

3.4
Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from (1) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and (2) any and all amounts paid by such person in settlement thereof, with the

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APPENDIX A
Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
IV.	Shares Subject to Plan
4.1
Number of Shares. Subject to adjustment under Section 4.6, the number of shares of Common Stock that have been reserved for issuance and may be the subject of Awards and issued under the Plan shall be 415,945, all of which may be issued upon the exercise of Incentive Stock Options. No further awards may be made under a Prior Plan after the Effective Date. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or shares acquired from a third party. In determining the number of shares of Common Stock to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)
Shares of Common Stock that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one share of Common Stock for every share of Common Stock covered by an Option or Stock Appreciation Right granted.

(2)
Shares of Common Stock that are subject to Full Value Awards shall be counted against the share reserve as one share of Common Stock for every share of Common Stock covered by a Full Value Award granted.

(3)
Where the number of shares of Common Stock subject to an Award is variable on the Grant Date, the number of shares of Common Stock to be counted against the share reserve shall be the maximum number of shares of Common Stock that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares of Common Stock could be received.

(4)	Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Common Stock authorized for grant to a Participant in any calendar year.
4.2
Release of Shares. The number of shares of Common Stock available for Awards shall include (without limitation) any shares of Common Stock subject to an Award or a Prior Plan Award that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement. Each share of Common Stock that again becomes available for Awards as provided in the previous sentence shall correspondingly increase the share reserve under Section 4.1; however, with respect to Awards granted prior to the Restatement Date, such increase will be based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable Award. Notwithstanding the foregoing, the following shares of Common Stock shall not again become available for Awards or increase the number of shares of Common Stock available for grant under the Plan: (1) shares of Common Stock tendered by the Participant or withheld by the Company in payment of the purchase price of an Option issued under the Plan or a Prior Plan, (2) shares of Common Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or a Prior Plan Award, (3) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an Option issued under the Plan or a Prior Plan, and (4) shares of Common Stock subject to a Stock Appreciation Right issued under the Plan or a Prior Plan that are not issued in connection with the stock settlement of that Stock Appreciation Right upon its exercise. Any shares of Common Stock that are available immediately prior to the termination of the Plan, or any shares of Common Stock returned to the Company for any reason subsequent to the termination of the Plan, may be transferred to a successor plan. For purposes of this Section 4.2, the terms Option and Stock Appreciation Right shall include stock options and stock appreciation rights granted under a Prior Plan, and the term Full Value Award shall include restricted stock, restricted stock units and performance units granted under a Prior Plan.

4.3
Substitute Awards. Substitute awards granted pursuant to Section 13.9 shall not be charged against the maximum number of shares of Common Stock set forth above. Additionally, in the event that a company acquired by the Company or an Affiliate or which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable

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APPENDIX A
to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not be charged against the foregoing maximum share limitations; provided that, Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.
4.4
Restrictions on Awards. Common Stock issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Agreement. The Company shall not be required to issue or deliver any certificates for Common Stock, cash or other property prior to (1) the completion of any registration or qualification of such shares of Common Stock under federal, state or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable; or (2) the satisfaction of any applicable withholding obligation in order for the Company or an Affiliate to obtain a deduction or discharge its legal obligation with respect to the exercise of an Award. The Company may cause any certificate (or other representation of title) for any shares of Common Stock to be delivered to be properly marked with a legend or other notation reflecting the limitations on transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require. The Committee may require any person exercising an Award to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Common Stock in compliance with applicable law or otherwise. Fractional shares of Common Stock shall not be delivered, but shall be rounded to the next lower whole number of shares of Common Stock.

4.5
Shareholder Rights. No person shall have any rights of a shareholder as to Common Stock subject to an Award until, after proper exercise of the Award or other action required, such shares of Common Stock shall have been recorded on the Company’s official shareholder records as having been issued and transferred. Upon exercise of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares of Common Stock, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares of Common Stock are recorded as issued and transferred in the Company’s official shareholder records, except as provided herein or in an Agreement.

4.6
Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (1) the aggregate number and kind of shares of Common Stock or other securities issued or reserved for issuance under the Plan, (2) the number and kind of shares of Common Stock or other securities subject to outstanding Awards, (3) the exercise price of outstanding Options and Stock Appreciation Rights, and (4) any maximum limitations prescribed by the Plan with respect to certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 4.6 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Code Section 422(b) or cause an Award to be subject to adverse tax consequences under Code Section 409A.

4.7
Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to shares of Common Stock subject to an Option or Stock Appreciation Right. Any dividends or distributions payable with respect to shares of Common Stock that are subject to the unvested portion of a Restricted Stock or any other stock-based award involving the issuance of shares of Common Stock upon grant of the award will be subject to the same restrictions and risk of forfeiture as the shares of Common Stock to which such dividends or distributions relate. In its discretion, the Committee may provide in an Agreement for Restricted Stock Units, Performance Units or any other stock-based awards involving the issuance of units or rights to receive shares of Common Stock that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding shares of Common Stock, on the units or other share equivalents subject to the foregoing types of Awards, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited

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APPENDIX A
with interest or deemed to be reinvested in additional units or share equivalents. Any shares of Common Stock issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in this Article IV.
4.8
Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one (1) or more measures of consolidated, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals.

V.	Eligibility
5.1
Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be Employees and Outside Directors. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee shall give consideration to such factors deemed appropriate by the Committee.

VI.	Stock Options
6.1
General. The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive Common Stock upon exercise of such Option, subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including, without limitation, payment of the Exercise Price.

6.2
Grant. The grant of an Option shall occur as of the Grant Date determined by the Committee. Stock Options may be granted alone or in connection with other Awards. An Award of Options shall be evidenced by, and subject to the terms of, an Agreement. Only a person who is an Employee of the Company or an Affiliate on the date of grant shall be eligible to be granted an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.3	Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:
(1)
Exercise Price. Except in the case of substitute awards granted pursuant to Section 13.9, the Exercise Price per share of Common Stock shall not be less than the Fair Market Value per share of Common Stock as of the Grant Date. If an Option intended to qualify as an Incentive Stock Option is granted to an individual who owns or who is deemed to own shares of Common Stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company, or any subsidiary of the Company (each as defined in Section 424 of the Code) (a “10% Owner”), the Exercise Price per share of Common Stock shall not be less than one hundred ten percent (110%) of such Fair Market Value per share of Common Stock.

(2)
Option Period. The Option Period of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than ten (10) years after the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Owner, the Option Period shall not exceed five (5) years.

(3)	Exercisability. An Option shall be exercisable at such times and to the extent provided in the Agreement. The Committee may at any time accelerate the exercisability of all or part of any Option.
(4)
Method of Exercise. Subject to the provisions of this Article VI and an Agreement, a Participant may exercise Options, in whole or in part after they become exercisable, during the Option Period by giving written notice of

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APPENDIX A
exercise on a form provided by the Committee to the Company specifying the number of shares of Common Stock subject to the Option to be purchased or in such other manner as is prescribed by the Committee or its delegates. Such notice shall be accompanied by payment in full of the purchase price by cash or certified check or such other form of payment as the Company may accept. If permitted by the Committee, payment in full or in part may also be made by (A) withholding Common Stock otherwise issuable to the Participant upon exercise of the Option or by delivering Common Stock already owned by the Participant, in each case having a total Fair Market Value on the date of exercise equal to the Exercise Price; (B) the delivery of cash by a broker-dealer as a “cashless” exercise, provided such method of payment may not be used by a director or executive officer of the Company to the extent it would violate the Sarbanes-Oxley Act of 2002; or (C) any combination of the foregoing.
6.4
Termination by Reason of Death. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Separation from Service due to death or dies within three (3) months after a termination described in Section 6.7, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable for a period of one (1) year immediately following the date of such death or until the expiration of the Option Period, whichever period is the shorter.

6.5
Termination by Reason of Disability. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Separation from Service due to a Disability, any unexpired and unexercised Option held by such Participant shall thereafter be fully exercisable by the Participant for a period of one (1) year immediately following the date of such termination or until the expiration of the Option Period, whichever period is the shorter, and the Participant’s death at any time following such Separation from Service due to Disability shall not extend the time permitted to exercise an Option.

6.6
Termination for Cause. If the Participant incurs a Separation from Service for Cause, the Option, whether vested or unvested, shall terminate and be forfeited immediately as of the date of such Separation from Service.

6.7
Other Termination. Unless otherwise provided in an Agreement or determined by the Committee, and subject to the provisions of Section 13.16, if a Participant incurs a Separation from Service for any reason other than Cause, death or Disability, any Option held by such Participant that is vested and exercisable at the time of the Participant’s Separation from Service may be exercised for the ninety (90) day period commencing on the date of such Separation from Service or until the expiration of the Option Period, whichever period is the shorter. Unless otherwise provided in an Agreement, the death or Disability of a Participant after a Separation from Service otherwise provided herein shall not extend the time permitted to exercise an Option.

VII.	Stock Appreciation Rights
7.1
General. The Committee shall have authority to grant Stock Appreciation Rights under the Plan at any time or from time to time. Stock Appreciation Rights may be awarded either alone or in addition to other Awards granted under the Plan. Subject to the Participant’s satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or an Agreement, a Stock Appreciation Right shall entitle the Participant to surrender to the Company the Stock Appreciation Right and to be paid therefore in cash or Common Stock or a combination thereof the amount described in Section 7.3(2).

7.2
Grant. The grant of a Stock Appreciation Right shall occur as of the Grant Date determined by the Committee. Except in the case of substitute awards granted pursuant to Section 13.9, in no event shall the Exercise Price per share of Common Stock be less than the Fair Market Value per share of Common Stock as of the Grant Date. A Stock Appreciation Right entitles a Participant to receive cash or Common Stock or a combination thereof as determined by the Committee and set forth in the Agreement in accordance with Section 7.3(2). An Award of Stock Appreciation Rights shall be evidenced by, and subject to the terms of an Agreement, which shall become effective upon execution by the Participant.

7.3.	Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:
(1)
Period and Exercise. The term of a Stock Appreciation Right shall be established by the Committee, provided that the term of a Stock Appreciation Right shall not exceed ten (10) years after the Grant Date. A Stock Appreciation Right shall be for such period and shall be exercisable at such times and to the extent provided in the Agreement. The Committee may at any time accelerate the exercisability of all or part of any Stock Appreciation Right. Stock

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APPENDIX A
Appreciation Rights shall be exercised by the Participant giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the portion of the Stock Appreciation Right to be exercised or in such other manner as is prescribed by the Committee or its delegates.
(2)
Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or Common Stock or a combination thereof equal in value to the excess of the Fair Market Value per share of Common Stock as of the date of exercise over the Exercise Price per share of Common Stock specified in the related Agreement, multiplied by the number of shares of Common Stock in respect of which the Stock Appreciation Right is exercised. For purposes of determining the number of shares of Common Stock to be delivered upon exercise of a Stock Appreciation Right to be paid in stock, the amount the Participant is entitled to receive in accordance with the foregoing sentence shall be divided by the Fair Market Value per share of Common Stock as of the date of exercise of such Stock Appreciation Right.

(3)
Forfeiture or Termination. A Stock Appreciation Right shall be forfeited or terminated at such time as an Option would be forfeited or terminated under the Plan, unless otherwise provided in an Agreement.

VIII.	Restricted Stock and Restricted Stock Units
8.1
General. The Committee shall have authority to grant Restricted Stock and/or Restricted Stock Units under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock and/or the number of Restricted Stock Units to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement which shall become effective upon execution by the Participant.

8.2.
Grant, Awards and Certificates. An Award of Restricted Stock or of Restricted Stock Units shall occur as of the Grant Date determined by the Committee and as provided in an Agreement. Restricted Stock and Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. Notwithstanding the limitations on issuance of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate (or other representation of title) in respect of such Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares of Common Stock be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a share power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3.	Terms and Conditions. Restricted Stock and Restricted Stock Units shall be subject to such terms and conditions as shall be determined by the Committee, including the following:
(1)
Rights. Except as provided in Section 13.7, the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares of Common Stock and the right to receive any cash dividends, except as limited by Section 4.7. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(2)
Criteria. Based on service, performance by the Participant or by the Company or the Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments or upon a single date or event and may accelerate the vesting of all or any part of any Award of Restricted Stock and waive the restrictions for all or any part of such Award of Restricted Stock.

(3)
Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Separation from Service due to death or Disability during the Restriction Period, the restrictions shall lapse and the Participant shall be fully vested in the Restricted Stock or Restricted Stock Units. Except to the extent otherwise provided in an Agreement and subject to the provisions of Section 13.16, upon a Participant’s Separation from Service for any reason during the Restriction Period other than a Separation from Service due to death or Disability, all shares of Restricted Stock and Restricted Stock Units still subject to restriction shall be immediately forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant’s Restricted Stock and Restricted Stock Units.

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APPENDIX A
(4)
Delivery. If a share certificate is issued in respect of Restricted Stock, the certificate shall be registered in the name of the Participant but shall be held by the Company for the account of the Participant until the end of the Restriction Period. If and when the Restriction Period expires without a prior forfeiture of Restricted Stock or Restricted Stock Units subject to such Restriction Period, unlegended certificates (or other representation of title) for Common Stock shall be delivered to the Participant at the time and subject to the conditions provided in the Agreement governing such Award.

(5)
Election. If so provided in the applicable Agreement, a Participant may elect to further defer receipt of the Restricted Stock or payment of Common Stock with respect to Restricted Stock Units for a specified period or until a specified event, subject to the Committee’s approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made in compliance with the terms and conditions of Code Section 409A.

IX.	Performance Units
9.1
General. The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A “Performance Unit” consists of the right to receive cash or Common Stock upon achievement of certain performance goals and may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement, which will become effective upon execution by the Participant. The time period during which a Performance Unit Award shall be earned shall be the “Performance Period,” and shall be at least one (1) fiscal year in length; provided, however, that the Performance Period may be less than one (1) fiscal year in length in the event of a Change in Control or a Separation from Service without Cause or for Good Reason or due to death or Disability. Performance Units may be subject to performance goals which shall be established by the Committee.

9.2	Earning Performance Unit Awards. After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established performance goals have been achieved.
9.3
Separation from Service Due to Death or Disability. Unless otherwise provided in an Agreement, in the event of a Separation from Service due to death or Disability during a Performance Period, the Participant shall receive a pro rata share (based on the portion of the Performance Period during which the Participant was providing services to the Company or an Affiliate) of the Award (as determined following the completion of the Performance Period) earned with respect to the Participant’s Performance Units relating to such Performance Period. Unless otherwise determined by the Committee, in the event of a Participant’s Separation from Service for any other reason prior to vesting, all Performance Units shall be forfeited by the Participant to the Company.

9.4
Election to Defer. If provided in an Agreement, a Participant may elect to defer settlement of the Performance Units for a specified period or until a specified event, subject to the Committee’s approval, on such terms as are determined by the Committee, and subject to compliance with Code Section 409A.

9.5
Payment. Payment with respect to Performance Units shall be made in accordance with the applicable Agreement. Subject to Section 13.7, payment with respect to a Performance Unit shall be made no later than the fifteenth day of the third month after the last day of the applicable Performance Period.

9.6
Performance Goals. Performance goals applicable to Performance Units may be based on such criteria determined by the Committee, either alone or in any combination, on either an individual, consolidated or business unit level, and on an absolute or relative basis compared to other companies or indexes or other external measures, as the Committee may determine, including, without limitation: earnings per share (“EPS”); tax-adjusted EPS; pre-tax EPS; sales; cash flow; cash flow from operations; operating profit or income; net income; operating margin; net income margin; return on net assets; economic value added; return on total assets; return on common equity; return on total capital; total shareholder return; revenue; revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA growth; funds from operations per share and per share growth; cash available for distribution; cash available for distribution per share and per share growth; share price performance or improvements in the Company’s attainment of expense levels; implementing or completion of critical projects and any other performance criteria approved in the discretion of the Committee. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: unusual or

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APPENDIX A
non-recurring items, as defined by GAAP; effects of changes in applicable tax laws or accounting principles; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of litigation activities and settlements. Any such performance criterion or combination of such criteria may apply to the Participant’s Award opportunity in its entirety or to any designated portion or portions of the Award opportunity, as the Committee may specify. The Committee has the right to adjust any amount determined to be otherwise payable in connection with such an Award.
X.	Other Stock-Based Awards
10.1
Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon or settled in, Common Stock, including (without limitation) unrestricted shares of Common Stock may be granted under the Plan.

XI.	Change in Control Provisions
11.1
In the event of a Change in Control, each outstanding Award will be treated as the Committee determines, including, without limitation, that (1) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (2) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (3) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Committee determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (4) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or (5) any combination of the foregoing. In taking any of the actions permitted under this Section 11.1, the Committee will not be required to treat all Awards similarly in the transaction.

11.2
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof) (such Awards that are assumed or substituted for are referred to as “Replaced Awards” and the awards issued in respect of such Replaced Awards are referred to as “Replacement Awards”), except as otherwise provided in an Agreement, all outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, all restrictions on such Restricted Stock, Restricted Stock Units and any other stock-based awards described in Article X will lapse, and, with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Committee will notify the Participant in writing or electronically that such Option or Stock Appreciation Right will be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

11.3
For the purposes of this Article XI, an Award will be considered assumed or substituted for if, with respect to the applicable Replacement Award, either (1) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Affiliate) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control; or (2) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Change in Control and contains terms and conditions that are substantially similar to those of the Award. The assumption or substitution of an Award must be made in a manner consistent with Code Section 409A, and, if the Award is an Incentive Stock Option, Code Section 424. The determination whether the conditions of this Section 11.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

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APPENDIX A
11.4
Unless otherwise provided in the applicable Agreement, if an Award is assumed or substituted for a Replacement Award, upon a Qualifying Separation from Service, the Participant will fully vest in and have the right to exercise such outstanding Replacement Awards that are Options and Stock Appreciation Rights, including shares of Common Stock as to which such Replacement Award would not otherwise be vested or exercisable, all restrictions on any Replacement Awards that are Restricted Stock, Restricted Stock Units and/or other stock-based awards described in Article X will lapse, and, with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

11.5
Notwithstanding anything to the contrary in Article XI, with respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the shares of Common Stock underlying such Award, including those shares of Common Stock which otherwise would not be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units and/or other stock-based awards described in Article X will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

XII.	Provisions Applicable to Shares Acquired Under This Plan
12.1
No Company Obligation. Except to the extent required by applicable securities laws, none of the Company, an Affiliate or the Committee shall have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with receipt, exercise or distribution of an Award. The Company makes no representation or warranty as to the future value of the Common Stock issued or acquired in accordance with the provisions of the Plan.

VIII.	Miscellaneous
13.1
Amendments and Termination; No Repricing. Unless earlier terminated by the Board, the Plan shall terminate on the ten (10) year anniversary of the Restatement Date. The Board may amend, alter, or discontinue the Plan at any time, but no termination, amendment, alteration or discontinuation which would materially impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment made to cause the Plan to comply with applicable law or stock exchange requirements, including without limitation an amendment to bring the Award into compliance with, or obtain an exemption from, the requirements of Code Section 409A. Subject to Section 13.17, the Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose. Notwithstanding the foregoing, any material amendments (as determined under the rules of the New York Stock Exchange, as amended from time to time or otherwise required by law) to the Plan shall require shareholder approval. Except as provided in Section 4.6, no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the Exercise Price thereof; (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower Exercise Price; (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share Exercise Price of the Option or Stock Appreciation Right is greater than the current Fair Market Value of a share of Common Stock; or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

13.2
Unfunded Status of Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

13.3	No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation or benefit arrangements for its employees.
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APPENDIX A
13.4
Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee) or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including shares of Common Stock that are part of the Award that give rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may permit a Participant to satisfy all or any part of the required tax withholding obligations (not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of shares of Common Stock that would otherwise be delivered to the Participant pursuant to an Award, or by transferring to the Company shares of Common Stock already owned by the Participant, with the shares of Common Stock so withheld or transferred having a Fair Market Value as of the date the withholding is effected equal to the amount of taxes to be withheld.

13.5
Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of Minnesota (other than its law respecting choice of law). The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant. The Board and the Committee shall administer the Plan.

13.6	Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any Award to be transferred to the Participant.
13.7
Nontransferability; Beneficiaries. Except as provided in this Section 13.7, (1) during the lifetime of the Participant, only the Participant or, in the event of the Participant’s incapacity, the Participant’s guardian or legal representative may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award; (2) subject to the provisions of Section 13.16, commencing with the date of such Award and until the vesting date, the Participant shall not be permitted to sell, assign, margin, transfer, encumber, convey, gift, alienate, hypothecate, pledge or otherwise dispose of Restricted Stock or Restricted Stock Units; and (3) no other Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution or pursuant to a beneficiary designation. Any attempted transfer in violation of this Section 13.7 shall be of no effect. Each Participant may designate a Beneficiary to exercise any Option or Stock Appreciation Right or receive any Award held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If a deceased Participant has named no Beneficiary, any Award held by the Participant at the time of death shall be transferred as provided in his or her will or by the laws of descent and distribution. Notwithstanding the foregoing, the Board or the Committee may, in its discretion and subject to such limitations and conditions as the Board or the Committee deems appropriate, permit the transfer of an Award (other than an Incentive Stock Option) by a Participant without consideration to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant, or to a trust for the exclusive benefit of the Participant’s family member(s) or a partnership, corporation or limited liability the equity interests of which are owned by the Participant and/or the Participant’s family member(s). Any award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

13.8
No Rights with Respect to Continuance of Service. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its service as a result of this Plan. There shall be no inference as to the length of service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant’s service as existed prior to the individual becoming a Participant in this Plan.

2024 PROXY STATEMENT | A-15

APPENDIX A
13.9
Awards in Substitution for Awards Granted by Other Corporations. Awards may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the shares of the employing corporation, as the result of which it becomes an Affiliate under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.10
Foreign Alternatives. Notwithstanding the other provisions of the Plan, in the case of any Award to any Participant who is an employee of a foreign subsidiary or foreign branch of the Company or held by a Participant who is in any other category specified by the Committee, the Committee may specify that such Award shall not be represented by Common Stock or other securities but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if shares of Common Stock or other securities had been issued in the name of such Participant otherwise in accordance with the Plan (such rights being hereinafter called “Share Equivalents”). The Share Equivalents representing any such Award may subsequently, at the option of the Committee, be converted into cash or an equivalent number of shares of Common Stock or other securities under such circumstances and in such manner as the Committee may determine.

13.11
Delivery of Stock Certificates. To the extent the Company uses certificates to represent shares of Common Stock, certificates to be delivered to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Any reference in this Section 13.11 or elsewhere in the Plan or an Agreement to actual stock certificates and/or the delivery of actual stock certificates shall be deemed satisfied by the electronic record-keeping and electronic delivery of shares of Common Stock or other mechanism then utilized by the Company and its agents for reflecting ownership of such shares of Common Stock.

13.12	Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.
13.13
Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

13.14
Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

13.15
Entire Agreement. This Plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and an Agreement, the terms and conditions of this Plan shall control.

13.16
Minimum Vesting and Performance Periods. Notwithstanding any other provision of this Plan and except as otherwise provided in an Agreement, Awards that vest based solely on the satisfaction by the Participant of time-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a Performance Period shall be subject to a Performance Period of not less than one year. The foregoing minimum vesting and Performance Periods will not, however, apply in connection with: (i) a Change in Control, (ii) a Separation from Service without Cause, for Good Reason, or due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, (v) the acquisition of shares of Common Stock for consideration based on the Fair Market Value of the Common Stock, and (vi) Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the Plan’s share reserve specified in Section 4.1. For purposes of Awards to Outside Directors, a vesting period will be deemed to be one year, which runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders.

A-16 |

APPENDIX A
13.17	Forfeiture and Compensation Recovery.
(1)
The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met; or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)
Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, and as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the Commission’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be automatically unilaterally amended by the Committee to comply with any such compensation recovery policy.

13.18
Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

13.19
Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3.3) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

13.20
Compliance with Applicable Legal Requirements and Company Policies. No shares of Common Stock distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the shares of Common Stock complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s shares of Common Stock may, at the time, be listed. During any period in which the offering and issuance of shares of Common Stock under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring such shares of Common Stock under the Plan for investment purposes and not for resale, and that such shares of Common Stock may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing shares of Common Stock issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of shares of Common Stock acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods, and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 13.17.

13.21	Compliance with Code Section 409A.
(1)
It is intended that all Awards under the Plan will be exempt from, or will comply with, Code Section 409A, and to the maximum extent permitted the Awards the Plan will be interpreted and administered in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A: (A) if any amount is payable under such Award upon a termination of employment or service, a termination of employment or service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service; (B) each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Code Section 409A; (C) if any amount shall be payable with respect to any such Award as a result of a Participant’s

2024 PROXY STATEMENT | A-17

APPENDIX A
Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six (6) months after the Participant’s Separation from Service or (ii) the Participant’s death; and (D) if payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Code Section 409A.
(2)
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (A) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (B) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, or (C) shall have any liability to any Participant for any such tax liabilities.

13.22
Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 13.22, that provision to the extent possible shall be interpreted and/or deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

A-18 |

APPENDIX B: Non-GAAP Reconciliation
REGIS CORPORATION
Reconciliation of Reported U.S. GAAP Net Income To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)
Adjusted EBITDA
EBITDA represents U.S. GAAP net income excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the twelve months ended June 30, 2024, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items below. The impacts of the income tax benefit (provision) adjustments associated with the above items are already included in the U.S. GAAP reported net income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to Adjusted EBITDA. For purposes of the fiscal 2024 AIC payouts under the Short Term Plan, adjusted EBITDA was further adjusted by the Compensation Committee to exclude certain one-time items that favorably impacted Adjusted EBITDA, but did not reflect improvement in the Company’s core operations, including a $1.3 million accounting adjustment for gift card breakage and a $1.5 million adjustment for an education event that was budgeted for but did not occur, as reflected below.

Twelve Months Ended June 30, 2024
Consolidated
Consolidated reported net income, as reported (U.S. GAAP)	$ 91,060
Interest expense, as reported	25,393
Income taxes, as reported	869
Depreciation and amortization, as reported	3,945
Long-lived asset impairment, as reported	798
EBITDA (as defined above)	$122,065

Professional fees and legal settlements	68
Severance	230
Lease liability benefit	(326)
Lease termination fees	501
Gain on extinguishment of long-term debt, net	(94,611)
Discontinued operations	(1,993)
Adjusted EBITDA, non-GAAP financial measure	$25,934
AIC and discretionary bonus payouts	4,000
Adjustment for favorable one-time items	(2,800)
Adjusted EBITDA, further adjusted as described above	$27,134

2024 PROXY STATEMENT | B-1

REGIS CORPORATION
3701 WAYZATA BOULEVARD, SUITE 600
MINNEAPOLIS, MN 55416

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on November 5, 2024 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RGS2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 5, 2024 for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V56495-P16365

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIS CORPORATION

The Board of Directors recommends you vote FOR each of the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Lockie Andrews	☐	☐	☐
1b. Nancy Benacci	☐	☐	☐
1c. Matthew Doctor	☐	☐	☐
1d. Mark S. Light	☐	☐	☐
1e. Michael Mansbach	☐	☐	☐
1f. Michael J. Merriman	☐	☐	☐
1g. M. Ann Rhoades	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Advisory vote on the compensation of the Company's named executive officers (the "Say-on-Pay Vote").	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. Approval of the Amended and Restated 2018 Long Term Incentive Plan.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR EACH OF PROPOSALS 2, 3 AND 4.

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

REGIS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 6, 2024
9:00 a.m., CT

Via the Internet at www.virtualshareholdermeeting.com/RGS2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you Vote by Phone or Internet, please do not mail your Proxy Card please detach here

V56496-P16365

Regis Corporation
3701 Wayzata Boulevard, Suite 600, Minneapolis, MN 55416 **proxy**

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, NOVEMBER 6, 2024

The undersigned hereby appoints Matthew Doctor and Kersten D. Zupfer, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 6, 2024, and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each director nominee and FOR each of proposals 2, 3 and 4, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)